UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

AVID BIOSERVICES, INC.

 Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2021

Annual Meeting of Stockholders

Notice and Proxy Statement

October 21, 2021

10:00 a.m. (PDT)

AVID BIOSERVICES, INC.

August 27, 2021

Dear Fellow Stockholders,

We are pleased to invite you to attend the 2021 annual meeting of stockholders of Avid Bioservices, Inc. to be held at 14191 Myford Road, Tustin, California 92780 on October 21, 2021, at 10:00 A.M. (PDT). The meeting will be held for the following purposes:

(1)	To elect seven directors to serve on our Board of Directors until our 2022 annual meeting of stockholders, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal;

(2)	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending April 30, 2022;

(3)

To approve, on an advisory basis, a non-binding resolution approving the compensation of the Company’s named executive officers, as described in the Proxy Statement under “Compensation Discussion and Analysis” and “Executive Compensation”:

(4)	To vote on an amendment to our 2018 Omnibus Incentive Plan to increase the shares reserved thereunder; and

(5)	To conduct any other business properly brought before the 2021 annual meeting and any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on August 24, 2021 as the record date for the 2021 annual meeting. Only stockholders of record on August 24, 2021 are entitled to notice of and to vote at the 2021 annual meeting. Further information about voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

Although we currently plan to meet in person, Avid will prioritize the health and wellbeing of our stockholders, directors, and employees during the COVID-19 pandemic. If appropriate, we may hold our 2021 annual meeting virtually over the Internet, at the above date and time, via live audio-only webcast. If we decide to conduct the 2021 annual meeting virtually, we will announce this change through a press release and the filing of additional solicitation material. We will provide instructions as to how you or your proxy holder may participate, vote, and examine a list of stockholders of record at the virtual 2021 annual meeting at that time.

On or about September 7, 2021, we expect to mail our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our annual report. The Notice also provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at www.proxyvote.com.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the 2021 annual meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible so that your shares can be voted at the 2021 annual meeting in accordance with your instructions.

Very truly yours,

/s/ Joseph Carleone, Ph.D.

Joseph Carleone, Ph.D.,

Chairman of the Board of Directors

Notice of Annual Meeting of Stockholders

To the Stockholders of Avid Bioservices, Inc.:

You are invited to attend the 2021 Annual Meeting of Stockholders, which we refer to as the “2021 Annual Meeting”, of AVID BIOSERVICES, INC., a Delaware corporation, which we refer to as “we,” “us,” “our,” the “Company” and “Avid,” at 14191 Myford Road, Tustin, California 92780 on October 21, 2021, at 10:00 A.M. (PDT), for the following purposes:

(1)	To elect seven directors to serve on our Board of Directors until our 2022 annual meeting of stockholders, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal;

(2)	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending April 30, 2022;

(3)	To approve, on an advisory basis, a non-binding resolution approving the compensation of the Company’s named executive officers, as described in the Proxy Statement under “Compensation Discussion and Analysis” and “Executive Compensation”;

(4)	To vote on an amendment to the Avid Bioservices, Inc. 2018 Omnibus Incentive Plan to increase the number of shares reserved thereunder; and

(5)	To conduct any other business properly brought before the 2021 annual meeting and any adjournment or postponement thereof.

The record date for the 2021 Annual Meeting is August 24, 2021. Only stockholders of record at the close of business on that date may vote at the 2021 Annual Meeting and at any adjournment or postponement thereof. If your brokerage firm, bank, broker-dealer, trustee or other nominee is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. We recommend that you instruct your brokerage firm, bank, broker-dealer, trustee or other nominee, by following those instructions, to vote FOR all the nominees named in Proposal No. 1 and FOR Proposal Nos. 2, 3 and 4. A list of our stockholders as of the close of business on August 24, 2021 will be available for inspection during business hours for ten days prior to the 2021 Annual Meeting at our principal executive offices located at 2642 Michelle Drive, Suite 200, Tustin, California 92780.

The accompanying Proxy Statement provides detailed information about the matters to be considered at the 2021 Annual Meeting. It is important that your voice be heard and your shares be represented at the 2021 Annual Meeting whether or not you are personally able to attend. Even if you plan to attend the 2021 Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible so that your shares can be voted at the 2021 Annual Meeting in accordance with your instructions. If your shares are not registered in your own name and you would like to attend the 2021 Annual Meeting, please ask the brokerage firm, bank, broker-dealer, trustee or other nominee that holds the shares to provide you with evidence of your record date share ownership.

Our Board of Directors UNANIMOUSLY RECOMMENDS VOTING FOR THE ELECTION OF EACH OF THE SEVEN NOMINEES NAMED IN PROPOSAL NO. 1 AND FOR PROPOSAL NOS. 2, 3 AND 4.

You are cordially invited to attend the 2021 Annual Meeting in person. In accordance with our security procedures, all persons attending the 2021 Annual Meeting will be required to present a form of government-issued picture identification. If you hold your shares in “street name”, you must also provide proof of ownership (such as a recent brokerage statement). If you are a holder of record and attend the 2021 Annual Meeting, you may vote by ballot in person even if you have previously returned your proxy card. If you hold your shares in “street name” and wish to vote in person, you must provide a “legal proxy” in your name from your brokerage firm, bank, broker-dealer, trustee or other nominee.

Please note that, even if you plan to attend the 2021 Annual Meeting, we recommend that you vote via the Internet, telephone or mail prior to the 2021 Annual Meeting to ensure that your shares will be represented.

Regardless of the number of shares of Common Stock of the Company that you own, your vote is important. Thank you for your continued support, interest and investment in Avid.

Very truly yours,

By order of the Board of Directors,

/s/ Mark R. Ziebell
Mark R. Ziebell,
Vice President, General Counsel & Secretary

Tustin, California

August 27, 2021

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING TO BE HELD ON OCTOBER 21, 2021: THE PROXY STATEMENT FOR THE 2021 ANNUAL MEETING AND THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 30, 2021 ARE AVAILABLE FREE OF CHARGE AT WWW.PROXYVOTE.COM.

On or about September 7, 2021, the Notice of Annual Meeting of Stockholders and the attached Proxy Statement will be made available to stockholders of record as of August 24, 2021.

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AVID BIOSERVICES, INC.

Proxy Statement For Annual Meeting Of Stockholders

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AVID BIOSERVICES, INC., a Delaware corporation, to be used at the 2021 Annual Meeting of Stockholders of the Company, which we refer to as the “2021 Annual Meeting”, and which will be held at 14191 Myford Road, Tustin, California 92780 on October 21, 2021, at 10:00 A.M. (PDT), and at any adjournment or postponement thereof. Only stockholders of record at the close of business on August 24, 2021, which we refer to as the “record date”, will be entitled to vote at the 2021 Annual Meeting. The Notice of Internet Availability of Proxy Materials, which we refer to as the “Notice”, containing instructions on how to access this Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended April 30, 2021, which we refer to as the “Annual Report”, is first being mailed to stockholders of record as of August 24, 2021 on or about September 7, 2021.

Holders of our common stock, $0.001 par value per share (“Common Stock”), at the close of business on August 24, 2021 will be entitled to vote at the 2021 Annual Meeting. As of the date of August 24, 2021, 61,341,484 shares of our Common Stock were issued and outstanding and entitled to vote. Stockholders are entitled to one vote for each share of Common Stock held. A majority, or 30,670,743, of these shares, present in person or represented by proxy at the 2021 Annual Meeting, will constitute a quorum for the transaction of business.

The Notice of Annual Meeting of Stockholders, this Proxy Statement, the proxy card and the Annual Report are also available at www.proxyvote.com. Web links and addresses contained in this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.

All references in this Proxy Statement to “Avid”, the “Company”, “we”, “us” and “our” refer to Avid Bioservices, Inc. References to the “Board of Directors” or “Board” refer to the Board of Directors of Avid.

 QUESTIONS AND ANSWERS ABOUT THE 2021 ANNUAL MEETING

Why am I receiving these materials?

At the 2021 Annual Meeting, the Company asks you to vote on four proposals:

Proposal No. 1: to elect seven directors to serve on our Board of Directors until our 2022 annual meeting of stockholders, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal;

Proposal No. 2: to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending April 30, 2022;

Proposal No. 3: to adopt, on an advisory basis, a non-binding resolution approving the compensation of the Company’s named executive officers, as described in the Proxy Statement under “Compensation Discussion and Analysis” and “Executive Compensation”; and

Proposal No. 4: to approve an amendment to the Avid Bioservices, Inc. 2018 Omnibus Incentive Plan to increase the number of shares reserved thereunder.

The Board may also ask you to participate in the transaction of any other business that is properly brought before the 2021 Annual Meeting in accordance with the provisions of our Restated Certificate of Incorporation (the “Charter”) and Amended and Restated Bylaws (the “Bylaws”).

You are receiving this Proxy Statement as a stockholder of the Company as of August 24, 2021, the record date for purposes of determining the stockholders entitled to receive notice of and vote at the 2021 Annual Meeting. As further described below, we request that you promptly vote via the Internet, telephone or mail.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING FOR THE ELECTION OF EACH OF THE BOARD’S NOMINEES ON PROPOSAL NO. 1 AND FOR PROPOSAL NOS. 2, 3 AND 4.

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When and where will the 2021 Annual Meeting be held?

The 2021 Annual Meeting is scheduled to be held at 10:00 A.M. (PDT), on October 21, 2021 at 14191 Myford Road, Tustin, California 92780.

Who is soliciting my vote?

In this Proxy Statement, the Board is soliciting your vote.

Will there be any other items of business on the agenda?

If any other items of business or other matters are properly brought before the 2021 Annual Meeting, your proxy gives discretionary authority to the persons named on the proxy card concerning those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their best judgment. Our Board of Directors does not intend to bring any other matters to be voted on at the 2021 Annual Meeting, and we are not currently aware of any matters that may be properly presented by others for consideration at the 2021 Annual Meeting.

How does the Board recommend that I vote?

The Board unanimously recommends that you vote as follows:

●	FOR the election of all seven board nominees;

●	FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending April 30, 2022;

●	FOR the approval, on an advisory basis, of a non-binding resolution approving the compensation of the Company’s named executive officers, as described in the Proxy Statement under “Compensation Discussion and Analysis” and “Executive Compensation”; and

●	FOR the approval of an amendment to the Avid Bioservices, Inc. 2018 Omnibus Incentive Plan to increase the number of shares reserved thereunder.

Who can vote?

Holders of our Common Stock at the close of business on August 24, 2021, the record date, may vote at the 2021 Annual Meeting. At the close of business on that date, there were 61,341,484 shares of our Common Stock outstanding and entitled to vote.

Is my vote confidential?

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the record date, your shares were registered directly in your name, then you are the stockholder of record for these shares. As the stockholder of record, you may vote either in person at the 2021 Annual Meeting or by proxy.

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Beneficial Owners: Shares Registered in “Street Name”. If, at the close of business on the record date, your shares were held, not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your brokerage firm, bank, broker-dealer, trustee or other nominee how to vote your shares by following the voting instructions your brokerage firm, bank, broker-dealer, trustee or other nominee provides. If you do not provide your brokerage firm, bank, broker-dealer, trustee or other nominee with instructions on how to vote your shares, your brokerage firm, bank, broker-dealer, trustee or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. Please see “Will my shares be voted if I do nothing?” for additional information.

Why did I receive a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this Proxy Statement and our Annual Report, primarily via the Internet. Stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.

How do I vote if I am a record holder?

You can vote by attending the 2021 Annual Meeting and voting in person, or you can vote by proxy. If you are the record holder of your stock, you can vote in the following four ways:

●	By Internet or Telephone: To vote via the Internet or by telephone, follow the instructions provided in the Notice of Internet Availability of Proxy Materials. If you vote via the Internet or by telephone, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern Time on October 20, 2021. Alternatively, you may request a printed proxy card by telephone at 1-800-579-1639, over the Internet at www.proxyvote.com, or by email at sendmaterial@proxyvote.com.

●	By Mail: If you received proxy materials by mail, you can vote by submitting a proxy by mail by marking, dating, signing and returning the proxy card in the postage-paid envelope. Your proxy must be received no later than October 20, 2021.

●	In Person at the 2021 Annual Meeting: If you attend the 2021 Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the 2021 Annual Meeting. You are encouraged to vote by Internet or telephone or complete, sign and date the proxy card and mail it in the enclosed postage pre-paid envelope regardless of whether or not you plan to attend the 2021 Annual Meeting.

How do I vote if my common shares are held in “street name”?

If you hold your shares beneficially in street name through a nominee (such as a brokerage firm, bank, broker-dealer or trustee), you may be able to complete your proxy and authorize your vote by proxy by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.

If you do not provide voting instructions to your brokerage firm, bank, broker-dealer, trustee or other nominee holding shares of our Common Stock for you, your shares will not be voted with respect to Proposal Nos. 1 (election of directors), 3 (advisory vote to approve executive compensation) and 4 (approval of an amendment to the Avid Bioservices, Inc. 2018 Omnibus Incentive Plan to increase the number of shares reserved thereunder), as brokerage firms, banks, broker-dealers or other nominees do not have discretion to vote on non-routine matters. We therefore encourage you to provide voting instructions on a proxy card or a provided voting instruction form to the brokerage firm, bank, broker-dealer, trustee or other nominee that holds your shares by carefully following the instructions provided in their notice to you.

How many votes do I have?

Stockholders are entitled to one vote per proposal for each share of Common Stock held.

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How will my shares of Common Stock be voted?

The shares of Common Stock represented by any proxy card which is properly executed and received by the Company prior to or at the 2021 Annual Meeting will be voted in accordance with the specifications you make thereon. Where a choice has been specified on the proxy card with respect to the proposals, the shares represented by the proxy will be voted in accordance with the specifications. If you return a validly executed proxy card without indicating how your shares should be voted on a matter and you do not revoke your proxy, your proxy will be voted: FOR the election of each of the seven named director nominees set forth on the proxy card (Proposal No. 1); FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending April 30, 2022 (Proposal No. 2); FOR the approval, on an advisory basis, of a non-binding resolution approving the compensation of the Company’s named executive officers, as described in the Proxy Statement under “Compensation Discussion and Analysis” and “Executive Compensation” (Proposal 3); and FOR the approval of an amendment to the Avid Bioservices, Inc. 2018 Omnibus Incentive Plan to increase the number of shares reserved thereunder (Proposal No. 4).

What vote is required with respect to the proposals?

Proposal No. 1, the election of seven directors to our Board, will require approval of a plurality of the shares present in person or represented by proxy at the 2021 Annual Meeting and entitled to vote, meaning that the director nominees receiving the highest numbers of “for” votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, will be elected. As a result, the seven director nominees receiving the most “for” votes at the 2021 Annual Meeting will be elected. The proxy card enables a stockholder to vote “FOR” or “WITHHOLD” from voting as to each person nominated by the Board.

Proposal Nos. 2, 3 and 4 will be decided by the affirmative vote of a majority of the shares represented and entitled to vote at the 2021 Annual Meeting. A stockholder may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal Nos. 2, 3 and 4.

What is the effect of abstentions and broker non-votes on voting?

Abstentions and broker “non-votes” are included in the determination of the number of shares present at the 2021 Annual Meeting for quorum purposes. Abstentions will count as a vote against the proposals, other than for the election of directors (Proposal No. 1). Abstentions will not have an effect on the election of directors because directors are elected by a plurality of the shares present in person or represented by proxy at the 2021 Annual Meeting and entitled to vote. Broker “non-votes” are not counted in the tabulations of the votes cast or present at the 2021 Annual Meeting and entitled to vote on any of the proposals and therefore will have no effect on the outcome of the proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. At the 2021 Annual Meeting, nominees will not have discretion to vote on Proposal Nos. 1 (election of directors), 3 (advisory vote to approve executive compensation) and 4 (approval of an amendment to the Avid Bioservices, Inc. 2018 Omnibus Incentive Plan to increase the number of shares reserved thereunder), but will have discretion to vote on Proposal No. 2 (ratification of appointment of independent registered public accounting firm).

We encourage you to provide voting instructions on the proxy card or a provided voting instruction form to the brokerage firm, bank, broker-dealer, trustee, or other nominee that holds your shares by carefully following the instructions provided in their notice to you.

Who is paying for this proxy solicitation?

We will bear the costs of soliciting proxies for the 2021 Annual Meeting. These costs will include, among other items, the expense of preparing, assembling, printing and mailing the proxy materials to stockholders of record and beneficial owners, and reimbursements paid to brokerage firm, bank, broker-dealer, trustee or other nominee for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining beneficial owner’s voting instructions. In addition to soliciting proxies by mail, our directors, officers and employees may solicit votes, without additional compensation, personally, by telephone, or by other appropriate means.

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If I have already voted by proxy against the proposals, can I still change my mind?

Yes. You may change your vote at any time prior to the taking of the vote at the 2021 Annual Meeting. If you are the stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (ii) providing a written notice of revocation to our corporate secretary at Avid Bioservices, Inc., 2642 Michelle Drive, Suite 200, Tustin, California 92780, Attn: Corporate Secretary, prior to your shares being voted, or (iii) attending the 2021 Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held in street name, you may change your vote by submitting new voting instructions to your brokerage firm, bank, broker-dealer, trustee, or other nominee following the instructions they provided or, if you have obtained a legal proxy from your brokerage firm, bank, broker-dealer, trustee, or other nominee giving you the right to vote your shares, by attending the 2021 Annual Meeting and voting in person. We strongly urge you to vote by proxy FOR each of the seven nominees named in Proposal No. 1 and FOR Proposal Nos. 2, 3 and 4. Only your latest dated proxy will count at the 2021 Annual Meeting.

Will my shares be voted if I do nothing?

If your shares of our Common Stock are registered in your name, you must sign and return a proxy card in order for your shares to be voted, unless you vote over the Internet or by telephone or attend the 2021 Annual Meeting and vote in person.

If your shares of Common Stock are held in “street name,” that is, held for your account by a brokerage firm, bank, broker-dealer, trustee or other nominee, and you do not instruct your brokerage firm, bank, broker-dealer, trustee or other nominee how to vote your shares, then your brokerage firm, bank, broker-dealer, trustee or other nominee will determine if it has discretion to vote on each matter. Brokerage firms, banks, broker-dealers, trustees or other nominees do not have discretion to vote on non-routine matters. Proposal Nos. 1 (election of directors), 3 (advisory vote to approve executive compensation) and 4 (approval of an amendment to the Avid Bioservices, Inc. 2018 Omnibus Incentive Plan to increase the number of shares reserved thereunder) are considered to be non-routine matters, while Proposal No. 2 (ratification of appointment of independent registered public accounting firm) is considered a routine matter. As a result, if you do not provide voting instructions to your brokerage firm, bank, broker-dealer, trustee or other nominee, then your brokerage firm, bank, broker-dealer, trustee or other nominee may not vote your shares with respect to Proposal Nos. 1, 3 or 4, which would result in a “broker non-vote,” but may, in its discretion, vote your shares with respect to Proposal No. 2. For additional information regarding broker non-votes, see “What is the effect of abstentions and broker non-votes on voting?” above.

If your shares of our Common Stock are held in “street name,” your brokerage firm, bank, broker-dealer, trustee or nominee has enclosed a proxy card or voting instruction form with this Proxy Statement. We strongly encourage you to authorize your brokerage firm, bank, broker-dealer, trustee or other nominee to vote your shares by following the instructions provided on the proxy card or voting instruction form.

We strongly urge you to vote by proxy FOR each of the seven nominees in Proposal No. 1 and FOR Proposal Nos. 2, 3 and 4 by marking, dating, signing and returning the proxy card today in the envelope provided. You may also vote by proxy over the Internet using the Internet address on the proxy card or by telephone using the toll-free number on the proxy card. If your shares are held in “street name,” you should follow the instructions on your proxy card or voting instruction form provided by your brokerage firm, bank, broker-dealer, trustee or other nominee and provide specific instructions to your brokerage firm, bank, broker-dealer, trustee or other nominee to vote as described above.

What constitutes a quorum?

A quorum is the minimum number of shares required to be present at the 2021 Annual Meeting for the meeting to be properly held under our Bylaws and Delaware law. A majority of the issued and outstanding shares of Common Stock, present in person or represented by proxy, and entitled to vote will constitute a quorum for the transaction of business at the 2021 Annual Meeting. Votes withheld, abstentions and broker non-votes will be counted as present or represented for purposes of determining the presence or absence of a quorum for the 2021 Annual Meeting. In the absence of a quorum, the 2021 Annual Meeting may be adjourned by a majority of the shares entitled to be vote present in person or by proxy.

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What is “Householding” of Annual Meeting materials?

Some “street name” holders may be “householding” our proxy statements and annual reports. This means that only a single copy of our Proxy Statement and Annual Report to stockholders may have been sent to two or more stockholders sharing the same address. We will promptly deliver a separate copy of either document to you if you call or write us at our principal executive offices, 2642 Michelle Drive, Suite 200, Tustin, California, 92780, Attn: Investor Relations, telephone: (800) 987-8256. If you would like to receive separate copies of the Proxy Statement or Annual Report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, please notify your brokerage firm, bank, broker-dealer, trustee or other nominee if your shares are held in “street name”, or you may contact us at the above address and telephone number.

How can I find out the results of the voting at the 2021 Annual Meeting?

Preliminary voting results are expected to be announced at the 2021 Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the 2021 Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the 2021 Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Who will count the votes?

The votes will be counted, tabulated and certified by the inspector of elections for the 2021 Annual Meeting, who shall be duly appointed by the Board.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included in our proxy materials for the 2022 annual meeting of stockholders, which we expect to hold on or about October 18, 2022, the proposal must be received at our principal executive offices at 2642 Michelle Drive, Suite 200, Tustin, California 92780, addressed to the Corporate Secretary, no later than April 30, 2022, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, if our 2022 annual meeting of stockholders is not held between September 20, 2022 and November 19, 2022, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials.

Stockholder business that is not intended for inclusion in our proxy materials may be brought before the 2022 annual meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Corporate Secretary at our principal executive offices at 2642 Michelle Drive, Suite 200, Tustin, California 92780, by not earlier than the close of business on June 22, 2022 and not later than the close of business on July 22, 2022. However, if the 2022 annual meeting of stockholders is not held between September 20, 2022 and November 19, 2022, the notice must be delivered no earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the 2022 annual meeting of stockholders or, if later, the 10th day following the day on which public disclosure of the date of the 2022 annual meeting of stockholders is made. All such notices must be submitted in accordance with the specific procedural requirements in our Bylaws and must include certain information with regard to the person submitting the proposal. Failure to comply with our Bylaw procedures and deadlines may preclude presentation of the proposal at our 2022 annual meeting of stockholders.

Whom should I call if I have questions about the 2021 Annual Meeting?

If you have any questions or if you need additional copies of the proxy materials, please call 1-800-690-6903 or log on to www.proxyvote.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING TO BE HELD ON OCTOBER 21, 2021: THE PROXY STATEMENT FOR THE 2021 ANNUAL MEETING AND THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 30, 2021 ARE AVAILABLE FREE OF CHARGE AT WWW.PROXYVOTE.COM.

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ANNUAL MEETING PROCEDURES

Annual Meeting Admission

Only Avid Bioservices, Inc. stockholders as of the close of business on August 24, 2021 or their duly authorized and constituted proxies may attend the 2021 Annual Meeting. Proof of ownership of our Common Stock must be presented in order to be admitted to the 2021 Annual Meeting. If your shares are held in the name of a brokerage firm, bank, broker-dealer, trustee or other nominee or holder of record and you plan to attend the 2021 Annual Meeting in person, you must bring a brokerage statement, the proxy card mailed to you by your brokerage firm, bank, broker-dealer, trustee or other nominee or other proof of ownership as of the close of business on August 24, 2021, the record date, to be admitted to the 2021 Annual Meeting. Otherwise, proper documentation of a duly authorized and constituted proxy must be presented. This proof can be: a brokerage statement or letter from a brokerage firm, bank, broker-dealer, trustee or other nominee indicating ownership on the record date, a proxy card, or a valid, legal proxy provided by your brokerage firm, bank, broker-dealer, trustee or other nominee.

After the chairman of the meeting opens the 2021 Annual Meeting, further entry will be prohibited. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the 2021 Annual Meeting, and the use of mobile phones during the 2021 Annual Meeting is also prohibited. All persons attending the 2021 Annual Meeting will be required to present a valid government-issued picture identification, such as a driver’s license or passport, to gain admittance to the 2021 Annual Meeting.

Appraisal Rights

Holders of shares of Common Stock do not have appraisal rights under Delaware law in connection with this proxy solicitation.

Stockholder List

A list of our stockholders as of the close of business on August 24, 2021 will be available for inspection during business hours for ten days prior to the 2021 Annual Meeting at our principal executive offices located at 2642 Michelle Drive, Suite 200, Tustin, California 92780.

Communications with the Board

Any stockholder or interested person may communicate with the Company’s non-management directors as a group by sending a communication to the Board of Directors c/o Avid Bioservices, Inc., Attn: Corporate Secretary, Avid Bioservices, Inc., 2642 Michelle Drive, Suite 200, Tustin, California 92780. All communications will be reviewed by the Company’s Corporate Secretary. The Corporate Secretary will not forward to the non-management directors any spam, junk mail, mass mailing, product complaint, product inquiry, new product suggestion, job inquiry, survey, or business solicitation or advertisement. Material that is unduly hostile, threatening, illegal, or similarly unsuitable will also be excluded.

The non-management directors who receive such communication will have discretion to determine the handling of such communication, and if appropriate, the response to the person sending the communication and disclosure, which shall be consistent with the Company’s policies and procedures and applicable law regarding the disclosure of information.

Other Matters

If you have any questions or if you need additional copies of the proxy materials, please call 1-800-690-6903 or log on to www.proxyvote.com.

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Proposal No. 1

Election of Directors

Seven directors are to be elected to Avid’s Board of Directors at the 2021 Annual Meeting. Proxies can only be voted for the number of nominees named in this Proxy Statement.

All directors are elected annually and serve until our next annual meeting of stockholders, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the 2021 Annual Meeting and entitled to vote. Thus, the seven nominees receiving the highest number of votes will be elected as directors at the 2021 Annual Meeting.

Our Board of Directors has proposed each of the following nominees for election as directors, each of whom is a current member of our Board of Directors and has consented to serve as a director for an additional term if elected: Esther M. Alegria, Ph.D, Joseph Carleone, Ph.D., Nicholas S. Green, Richard B. Hancock, Catherine J. Mackey, Ph.D., Gregory P. Sargen and Jeanne A. Thoma. The Board of Directors recommends that you vote FOR the election of each of our nominees to serve as a director of the Company until the next annual meeting, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. If any nominee is unable or declines to serve as a director at the time of the 2021 Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director.

Considerations in Evaluating Director Nominees

The Corporate Governance Committee of the Board of Directors is directed under its charter to identify qualified individuals to become directors, and to recommend individuals it identifies to the Board of Directors for nomination. The Company’s Corporate Governance Guidelines establish criteria for membership on the Board. Under these criteria, the Corporate Governance Committee seeks to identify a diverse group of candidates for the Board. These candidates should possess strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially and be committed to representing the long-term interests of the stockholders. The Corporate Governance Committee considers all factors it deems appropriate, which may include age, gender, ethnic and racial background, tenure, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, various and relevant career experience, relevant technical skills, relevant business or government acumen, financial and accounting background, and executive compensation background. The Corporate Governance Committee does not assign specific weight to particular criteria and not all criteria apply to every candidate.

Diversity. In recent years California has passed legislation, specifically California Senate Bill 826 (“SB 826”) and Assembly Bill 979 (“AB 979”), requiring public companies with a principal executive office in the state to meet specific gender, ethnic/racial and sexual orientation diversity requirements on their boards. SB 826 requires public companies headquartered in California to maintain minimum female representation on their boards of directors. AB 979 requires public companies headquartered in California to maintain minimum representation on their boards of directors from members of “underrepresented communities.” A director from an “underrepresented community” means a director who self-identifies as Black, African American, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, Alaska Native, gay, lesbian, bisexual or transgender. Under SB 826, the Company is required to have at least three female directors by December 31, 2021. Under AB 979, the Company is required to have at least one director from an underrepresented community by December 31, 2021 and two directors that meet this criteria by December 31, 2022. Based on the current composition of our Board, and assuming all seven nominees are reelected at the 2021 Annual Meeting, we are already in, and will remain in, compliance with the end requirements of both SB 826 and AB 979.

Director Skills Matrix. Provided below in a Board of Directors Skill Matrix is a summary of each director’s skills and experience as well as diversity and tenure information. The skills categories included in the matrix are tied to the Company’s strategic goals, and the intent of the matrix is that the directors collectively possess qualities that facilitate effective oversight of the Company’s strategic plans. While the matrix is useful for determining the collective skills of the Board as a whole, it is not a comparative measure of the value of directors; a director with more focused experience could nonetheless contribute broadly and effectively.

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The chart below identifies the principal skills that the Corporate Governance Committee considered for each director when evaluating the director’s experience and qualifications to serve as a director as well as identification of diversity and tenure. Each mark indicates a strength that was self-selected by each director. Additional information about each director’s background and business experience is provided below in the biographical information.

Board Skills/Experience	Dr. Alegria	Dr. Carleone	Mr. Green	Mr. Hancock	Dr. Mackey	Mr. Sargen	Ms. Thoma
General Management	X	X	X	X	X	X	X
CEO Experience	X	X	X	X			X
CFO Experience						X
HR & Talent Development		X		X	X		X
CDMO Leadership		X	X	X		X	X
Process Technology Expertise	X			X
Analytical Expertise	X
Risk Management	X	X		X	X	X	X
Contracting	X		X	X			X
Marketing Experience		X					X
Strategy Development	X	X	X	X	X	X	X
Mergers & Acquisitions		X	X	X	X	X	X
Financing		X	X			X
Regulatory				X
Corporate Governance	X	X		X	X	X	X
Public Relations					X	X
Board Experience	X	X	X	X	X	X	X
Public Company Audit Committee		X		X	X	X	X
Public Company Compensation Committee		X			X	X	X
Public Company Governance/Nom. Committee		X		X	X		X
Public Company Executive	X	X	X		X	X	X
Pharma/Biotech Experience	X		X	X	X		X
Underrepresented Community				2

Gender - Females				3

Tenure (years)	1	4	1	4	2	4	1

Following its evaluation of the seven nominees, the Corporate Governance Committee voted to recommend the nominees to the Board of Directors as candidates for election to a new term in office. The Board believes that as a group the Board consists of a sufficiently diverse group in terms of experience, knowledge and abilities to allow the Board to fulfill its responsibilities to the stockholders and the Company. As such, and based in part on the Corporate Governance Committee’s evaluation and recommendation, the Board of Directors has concluded that it is in our best interest and the best interest of our stockholders for each of the proposed nominees to serve as a member of our Board of Directors.

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Nominees

Information with respect to the number of shares of Common Stock beneficially owned by each director as of August 6, 2021 appears under the heading “Security Ownership of Certain Beneficial Owners, Directors and Management.” The name, age, years of service on our Board of Directors, and principal occupation and business experience of each director nominee is set forth below.

NOMINEE BIOGRAPHIES

Name and Age	Principal Occupation and Business Experience	Director Since
Esther M. Alegria, Ph.D. (age 63)	Dr. Esther M. Alegria was appointed to the Board of Directors in June 2021. Dr. Alegria, who brings more than 28 years of experience in the biopharmaceuticals industry, currently serves as the chief executive officer of APIE Therapeutics, leading a team of seasoned industry experts focused on advancing novel treatments for idiopathic pulmonary fibrosis and heart failure towards clinical development. Prior to joining APIE, Dr. Alegria was president and senior executive biopharmaceutical advisor at Catalyst Excel & Advance, an advisory firm providing operational guidance to senior executives working to launch new pharmaceutical and biopharmaceutical companies. Prior to Catalyst, Dr. Alegria held positions of increasing responsibility at Biogen, Inc., most recently as senior vice president, global manufacturing, where she was responsible for the company’s successful manufacturing operations in Denmark, Massachusetts and North Carolina. These facilities covered the production of large-scale drug substances, medical device assemblies, finished goods, and small-molecule manufacturing operations. Dr. Alegria has also held positions of increasing responsibility in the R&D department of Wyeth (now Pfizer), where she earned the company award for analytical technology in the development and launch of Prevnar. She holds a Ph.D. in chemistry from the University of Hawaii and an executive business management certification from Harvard Business School. The Board of Directors concluded that Dr. Alegria should serve as a director in light of her extensive operational and leadership experience in biopharma drug development, manufacturing and commercialization.	2021

Joseph Carleone, Ph.D. (age 75)	Dr. Carleone was appointed to the Board of Directors in November 2017, and currently serves as the non-executive Chairman of the Board. Dr. Carleone was Chairman of the Board of AMPAC Fine Chemicals LLC, a leading manufacturer of pharmaceutical active ingredients from 2015 to 2018. Prior to this position, Dr. Carleone was President, Chief Executive Officer and director of American Pacific Corporation, a leading custom manufacturer of fine and specialty chemicals and propulsion products. Dr. Carleone has also served or currently serves as an officer and/or a director of several directly or indirectly wholly-owned subsidiaries of American Pacific Holdings, LLC. Dr. Carleone received his bachelor’s degree in Mechanical Engineering from Drexel University, Philadelphia, Pennsylvania, in 1968; his master’s degree in Applied Mechanics from Drexel University in 1970; and his doctorate degree in Applied Mechanics from Drexel University in 1972. Dr. Carleone has served as a director of Sensient Technologies, Inc. (NYSE:SXT) since 2014, and is currently the Lead Director of the Sensient Board and a member of the Audit and Scientific Advisory Committees. The Board of Directors concluded that Dr. Carleone should serve as a director in light of his operational, governance, management and scientific experience, including extensive executive management and leadership experience as Chief Executive Officer and as Chairman of a public corporation.	2017

Nicholas S. Green (age 57)	Mr. Green was appointed to the Board of Directors and as our President and Chief Executive Officer in July 2020. Mr. Green has more than 30 years of experience in the global pharmaceutical and healthcare services industry with significant expertise in the contract manufacturing of novel pharmaceutical products, having most recently served since April 2011 as the president and chief executive officer of Therapure Biopharma, a Canada-based biopharmaceutical company which includes Therapure Biomanufacturing. In this role, he oversaw the growth of Therapure’s CDMO business, while also leading the creation of Therapure’s proprietary plasma protein business, named Evolve. Prior to Therapure, Mr. Green held a number of senior management roles, most notably managing director of Nipa Laboratories Ltd., head of the life science division of Clariant International Ltd. in the USA, president and CEO of Rhodia Pharma Solutions Ltd. and president of Codexis, Inc.’s pharma division. Mr. Green holds a bachelor’s degree in chemistry from Queen Mary College in London and an MBA from the University of Huddersfield. The Board of Directors concluded that Mr. Green should serve as a director in light of his extensive operational and executive management experience in the CDMO industry.	2020

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Name and Age	Principal Occupation and Business Experience	Director Since
Richard B. Hancock (age 62)	Mr. Hancock was appointed to the Board of Directors in November 2017 and served as our interim President and Chief Executive Officer from May 2019 to July 2020. Mr. Hancock has worked in the biologic CDMO industry for over 30 years in various operational and executive roles, serving most recently as President and Chief Executive Officer of Althea Technologies, Inc., a large molecule CDMO producing a wide range of biologics, vaccines and parenteral products. In addition to Althea, Mr. Hancock has held senior management positions at The Immune Response Corporation, and Hybritech Inc. (now part of Eli Lilly & Company), and he is currently the Chairman of the Board and Executive Director of Argonaut Manufacturing Services, Inc., a privately-owned CDMO focused on the biotechnology and life sciences industries. Mr. Hancock received a B.A. in Microbiology from Miami University. The Board of Directors concluded that Mr. Hancock should serve as a director in light of his extensive operational and executive management experience in the CDMO industry.	2017

Catherine J. Mackey, Ph.D. (age 65)	Dr. Mackey was appointed to the Board of Directors in July 2019. Dr. Mackey is an experienced leader, director and advisor with more than 30 years of research and development and operations experience in the pharmaceutical, biotechnology and agricultural industries. Currently she is Chairman of the Board of Cour Pharma, a privately-held, clinical-stage company focused on reprogramming the immune system. She is also a member of the Board of Directors of Trillium Therapeutics (NASDAQ:TRIL), an immune-oncology company. Previously, she served on the Board of Directors of Poseida Therapeutics, GW Pharmaceuticals, PLC, and Sequenom, Inc. Dr. Mackey previously served as Senior Vice President of Pfizer Worldwide Research and Development and Director of Pfizer’s La Jolla Laboratories, where she built Pfizer La Jolla into one of Pfizer’s main pharmaceutical research and development sites with over 1,000 employees and a robust drug pipeline. Prior to that role, she served as head of Strategic Alliances and Genomic and Proteomic Sciences for Pfizer. Dr. Mackey spent the first part of her career in agricultural biotechnology, including as Vice President of DEKALB Genetics, Inc., an international researcher, producer, and marketer of agricultural seed. Dr. Mackey received her B.S. and Ph.D. degrees in microbiology from Cornell University. The Board of Directors concluded that Dr. Mackey should serve as a director in light of her extensive operational and executive management experience in the global pharmaceutical industry and public company board and committee experience.	2019

Gregory P. Sargen (age 56)	Mr. Sargen was appointed to the Board of Directors in November 2017. Mr. Sargen most recently served as Chief Financial Officer and Executive Vice President, Corporate Development and Strategy of Cambrex Corporation (NYSE:CBM) (“Cambrex”), a global manufacturer and provider of services to life sciences companies, from 2007 until early 2020, when Cambrex was acquired by a private equity company. Mr. Sargen previously served as Executive Vice President, Corporate Development and Strategy, Chief Financial Officer, and Vice President, Finance of Cambrex. Prior to Cambrex, Mr. Sargen served as Executive Vice President, Chief Financial Officer of Expanets, Inc., Vice President of Finance – Chemicals Manufacturing Division of Fisher Scientific International Inc. (n/k/a Thermo Fisher Scientific Inc.) (NYSE:TMO), and held positions with Merck & Co., Inc. (NYSE:MRK), Heat and Control, Inc. and Deloitte & Touche LLP. Mr. Sargen also serves on the board of Protara Therapeutics (NASDAQ:TARA), a drug development company, and is chair of its Audit Committee. Mr. Sargen is a Certified Public Accountant (non-practicing) and holds an MBA in Finance from The Wharton School of the University of Pennsylvania and a B.S. in Accounting from Pennsylvania State University. The Board of Directors concluded that Mr. Sargen should serve as a director in light of his extensive executive experience and his financial and accounting expertise with public companies in the CDMO industry.	2017

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Name and Age	Principal Occupation and Business Experience	Director Since
Jeanne A. Thoma (age 61)	Ms. Thoma was appointed to the Board of Directors in December 2020. Ms. Thoma is a seasoned pharmaceutical industry executive with more than 30 years of experience spanning product development and commercialization, as well as operations and supply chain management. She most recently served as president and chief executive officer of SPI Pharma Inc., a global pharmaceuticals ingredients company and an innovative solutions provider of ingredients and drug delivery systems. Prior to SPI, Ms. Thoma held positions of increasing responsibility at Lonza AG, a Switzerland-based biotech company, most recently as president and chief operating officer of the microbial control business sector. Before joining Lonza, she spent 14 years within the pharma solutions business at BASF Corporation, during which time she held various leadership positions in the areas of sales, marketing and operations. Ms. Thoma currently sits on the board of directors of ANI Pharmaceuticals (NASDAQ:ANIP), and is a member of its Audit and Finance Committee, and is the Senior Independent Director of the board of directors of Vectura Group plc. (LSE:VEC) The Board of Directors concluded that Ms. Thoma should serve as a director in light of her extensive executive leadership experience in the pharmaceutical industry.	2020

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE SEVEN NOMINEES NAMED ABOVE IN THIS PROPOSAL NO. 1.

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Corporate Governance

Our Board of Directors strongly believes in good corporate governance policies and practices. We expect to continue to seek and implement those corporate governance practices that we believe will promote a high level of performance from our Board of Directors, officers and employees. This section describes key corporate governance guidelines and practices that our Board of Directors has adopted. Copies of the following corporate governance documents are posted on our website at http://ir.avidbio.com/corporate-governance: (1) Code of Business Conduct and Ethics; (2) Amended and Restated Charter of the Compensation Committee of the Board of Directors; (3) Charter of the Audit Committee of the Board of Directors; (4) Charter of the Corporate Governance Committee of the Board of Directors; and (5) Corporate Governance Guidelines. If you would like a printed copy of any of these corporate governance documents, please send your request to Avid Bioservices, Inc., Attention: Corporate Secretary, 2642 Michelle Drive, Suite 200, Tustin, California 92780.

Board of Directors

Our business is managed under the direction of our Board of Directors pursuant to the General Corporation Law of the State of Delaware and our Bylaws. Our Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance. Among the primary responsibilities of our Board of Directors is the oversight of the management of our Company. Our directors remain informed of our business and management activities by reviewing documents provided to them before each meeting of the Board of Directors and by attending presentations made by our Chief Executive Officer and other members of management. The Board of Directors held ten meetings during the fiscal year ended April 30, 2021. Each incumbent director attended at least seventy-five percent (75%) of the meetings of the Board and of the committees on which he or she served during the fiscal year ended April 30, 2021. In addition, members of the Board of Directors have access to our books, records and reports and independent auditors and advisors. Members of our management frequently interact with and are at all times available to our Board of Directors.

Director Independence

Under NASDAQ Listing Rule 5605(a)(2), a director will not be considered an “independent director” if such director at any time during the past three years was an employee of the Company, or if a director (or a director’s family member) accepted compensation from the Company (other than compensation for board or committee service) in excess of $120,000 during any twelve consecutive month period within the three years preceding the determination of independence. In addition, a director will not qualify as an “independent director” if, in the opinion of our Board of Directors, that person has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has affirmatively determined, after considering all of the relevant facts and circumstances, that all of the directors, other than Nicholas S. Green our President and Chief Executive Officer and Richard B. Hancock, who served as our interim President and Chief Executive Officer from May 2019 to July 2020, are independent from our management under the standards set forth in the Company’s Corporate Governance Guidelines, which incorporates the independence standards required by Listing Rule 5605(a)(2) of The Nasdaq Stock Market. This means that none of the independent directors have any direct or indirect material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.

Our Audit, Compensation and Corporate Governance Committees are composed entirely of independent directors as required by applicable SEC and NASDAQ rules, including Rule 10A-3 under the Exchange Act. In addition, there are no family relationships among any of the directors or executive officers of the Company. Further, each member of our Compensation Committee is a “non-employee director” under Section 16 of the Exchange Act.

Meetings of Independent Directors

The independent members of our Board of Directors have a practice of meeting in executive sessions without the presence of any members of Avid’s management. In accordance with the Corporate Governance Guidelines, the independent members of the Board of Directors are generally scheduled to meet in executive session each time the Board of Directors holds its regularly scheduled meetings and otherwise as needed.

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Committees of Our Board of Directors

The Board of Directors has three standing committees: the Compensation Committee, the Audit Committee, and the Corporate Governance Committee. Each of the three committees maintains a written charter approved by the Board of Directors. Current copies of all of our committees’ charters are available on our website at http://ir.avidbio.com/corporate-governance. The following is a summary of our three standing committees:

Compensation Committee. The primary purposes of the Compensation Committee of the Board of Directors are to: (i) establish the compensation policy of the Company; (ii) ensure that the compensation of the Board of Directors, Chief Executive Officer and other corporate officers of the Company enables it to attract and retain high-quality leadership and is consistent with such policy; (iii) review the performance a of the Company’s Chief Executive Officer and other corporate officers in achieving Company goals and objectives and ensure that senior executives of the Company are compensated effectively in a manner consistent with the strategy of the Company; and (iv) produce an annual report on executive compensation for inclusion in the Company’s proxy statements, in accordance with applicable rules and regulations. The Compensation Committee carries out its responsibilities in accordance with the terms of its charter. The Compensation Committee met four times during the fiscal year ended April 30, 2021. The Compensation Committee has the authority to determine director and executive compensation and may not delegate this authority. The Compensation Committee’s members are currently Dr. Catherine Mackey (chair of the committee), Mr. Gregory P. Sargen, and Ms. Jeanne A. Thoma, each of whom is an independent director.

Audit Committee. The primary purposes of the Audit Committee of the Board of Directors are to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: (i) the Company’s financial statements provided to stockholders, the public and others; (ii) the Company’s system of internal controls regarding finance, accounting, legal compliance and ethical behavior; and (iii) the Company’s auditing, accounting and financial reporting process. The Audit Committee carries out its responsibilities in accordance with the terms of its charter. The Audit Committee met four times during the fiscal year ended April 30, 2021. The Audit Committee of our Board of Directors has determined that Mr. Gregory P. Sargen is an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K of the Securities Act and meets the financial sophistication required under the NASDAQ listing standards. The Audit Committee meets the NASDAQ composition requirements, including the requirement that all Audit Committee members have the ability to read and understand financial statements. The Audit Committee members are currently Mr. Gregory P. Sargen (chair of the committee), Dr. Catherine J. Mackey and Dr. Esther M. Alegria, each of whom is an independent director.

Corporate Governance Committee. The primary purposes of the Corporate Governance Committee of the Board of Directors are to: (i) make recommendations to the Board of Directors regarding the size of the Board of Directors; (ii) make recommendations to the Board of Directors regarding the criteria for the selection of director nominees; (iii) identify and recommend to the Board of Directors for selection as director nominees individuals qualified to become members of the Board of Directors, including stockholder recommendations; (iv) recommend committee assignments to the Board of Directors; (v) regularly review our corporate governance documents, including our corporate Charter and Bylaws and the Corporate Governance Guidelines; (vi) oversee the evaluation of the Board of Directors and committees thereof, and (vii) review and monitor our environmental, social and governance strategy, policies and practices. The Corporate Governance Committee met five times during the fiscal year ended April 30, 2021. The Corporate Governance Committee’s members are currently Ms. Jeanne A. Thoma (chair of the committee), Dr. Joseph Carleone and Dr. Esther M. Alegria, each of whom is an independent director.

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Stockholder Recommendations for Nominations to the Board of Directors

In accordance with our Bylaws, stockholders may nominate a candidate for election as director by complying with certain notice and other requirements set forth therein. For a stockholder to make any nomination for election to the Board of Directors at the 2022 annual meeting of stockholders, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not earlier than the close of business on June 22, 2022 and not later than the close of business on July 22, 2022. However, if the 2022 annual meeting of stockholders is not held between September 20, 2022 and November 19, 2022, the notice must be delivered no earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the 2022 annual meeting of stockholders or, if later, the 10th day following the day on which public disclosure of the date of the 2022 annual meeting of stockholders is made. All such notices must be submitted in accordance with the specific procedural requirements in our Bylaws and must include certain information with regard to the person submitting the proposal. Further updates and supplements to such notice may be required at the times, and in the forms, required under our Bylaws. As set forth in our Bylaws, submissions must include: (i) the name, age, business address and residence address of such nominee; (ii) the principal occupation or employment of such nominee; (iii) the class and number of shares of each class of capital stock of the Company which are owned of record and beneficially by such nominee; (iv) the date or dates on which such shares were acquired and the investment intent of such acquisition; (v) with respect to each nominee for election or re-election to the Board of Directors, a completed and signed questionnaire, representation and agreement required by our Bylaws; and (vi) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected). Our Bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our Bylaws, which is available, without charge, from our Corporate Secretary, at Avid Bioservices, Inc., 2642 Michelle Drive, Suite 200, Tustin, California 92780.

If the Corporate Governance Committee or the Board of Directors determines that any nomination made by a stockholder was not made in accordance with the proper procedures under our Bylaws, the rules and regulations promulgated under the SEC or other applicable laws or regulations, such nomination will be void. The Corporate Governance Committee will evaluate candidates recommended by stockholders in the same manner as those recommended by others.

Board of Directors Leadership Structure

Our Board of Directors does not have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board of Directors or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee. The Board of Directors believes that it should have the flexibility to make these determinations in the way that it believes best provides appropriate leadership for the Company at a given time.  Separation of the Company’s Chief Executive Officer and Chairman of the Board is appropriate for the Company at this time. Both positions are actively engaged on significant matters affecting the Company. The Chief Executive Officer has overall responsibility for all aspects of the Company's operations, while the Chairman has a greater focus on governance of the Company, including oversight of the Board of Directors. We believe this balance of shared leadership between the two positions is a strength for the Company. In accordance with the Corporate Governance Guidelines, in the event that in the future the positions of Chairman of the Board and Chief Executive Officer are held by the same person, the non-employee directors shall designate a lead independent director.

Risk Oversight

The Board of Directors oversees an enterprise-wide approach to risk management that is designed to support the achievement of organizational objectives to improve long-term performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. In setting the Company’s business strategy, the Board of Directors assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for the Company.

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While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives financial risk assessment reports from management. Risks related to the compensation programs are reviewed by the Compensation Committee. The Corporate Governance Committee oversees the annual Board and committee self-evaluations and director nomination processes in order to ensure a diverse and well-balanced Board, and oversees the evaluation of the Chief Executive Officer, including succession planning. These committees meet regularly and report their findings to the Board of Directors throughout the year. The Company also maintains insurance policies that would reimburse the Company for a wide range of potential losses that the Company could incur in due course.

Communicating with the Board of Directors

Under our Code of Business Conduct and Ethics, we have established an Open Door Policy and Hotline For Reporting Employee Complaints or Accounting or Auditing Matters for the confidential, anonymous submission by our directors, officers and employees of concerns regarding violations or suspected violations of our Code of Business Conduct and Ethics, including those relating to accounting and auditing matters. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of communications received by us, our Board of Directors and the Audit Committee regarding accounting, internal controls or auditing matters. Written communications from our stockholders and employees may be sent to: Avid Bioservices, Inc., Attention: Audit Committee Chair, 2642 Michelle Drive, Suite 200, Tustin, California 92780.

In addition, the Company’s annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of the Board of Directors on appropriate matters. Any stockholder or interested person may communicate with the Company’s non-management directors as a group by sending a communication to the Board of Directors c/o Avid Bioservices, Inc., Attn: Corporate Secretary, Avid Bioservices, Inc., 2642 Michelle Drive, Suite 200, Tustin, California 92780. All communications will be reviewed by the Company’s Corporate Secretary. The Corporate Secretary will not forward to the non-management directors any spam, junk mail, mass mailing, product complaint, product inquiry, new product suggestion, job inquiry, survey, or business solicitation or advertisement. Material that is unduly hostile, threatening, illegal, or similarly unsuitable will also be excluded. The non-management directors who receive such communication will have discretion to determine the handling of such communication, and if appropriate, the response to the person sending the communication and disclosure, which shall be consistent with the Company’s policies and procedures and applicable law regarding the disclosure of information.

Corporate Responsibility and Sustainability

We are a dedicated biologics contract development and manufacturing organization working to improve patient lives by providing high quality development and manufacturing services to biotechnology and pharmaceutical companies. In May 2021 we engaged a third-party consultant to assist us with our establishment of a more formal environmental, social, governance (“ESG”) and sustainability program. Working with the consultant, and under the oversight of the Corporate Governance Committee, we have embarked on a comprehensive initiative to assess, benchmark and prioritize our ESG and sustainability practices. We anticipate that this work with the consultant will continue during fiscal year 2022 and we intend to continue to evolve our disclosures to provide our stockholders and other stakeholders increased visibility into our ESG and sustainability activities.

Director Attendance at Annual Meetings of Stockholders

We have no policy requiring directors to attend annual meetings of stockholders, but directors are encouraged to attend our annual meetings at which they stand for re-election. All seven of our then current directors attended the 2020 Annual Meeting of Stockholders.

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Director Compensation

The following table sets forth information regarding the compensation earned during the fiscal year ended April 30, 2021 by each individual who served as a non-employee director at any time during the fiscal year:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Mark R. Bamforth	90,000	25,503	59,500	–	175,003
Joseph Carleone, Ph.D.	95,000	25,503	59,500	–	180,003
Richard B. Hancock(3)	41,250	25,503	59,500	–	126,253
Catherine J. Mackey, Ph.D.	63,750	25,503	59,500	–	148,753
Gregory P. Sargen	90,000	25,503	59,500	–	175,003
Jeanne A. Thoma(4)	34,960	50,988	118,999	–	204,956
Patrick D. Walsh(5)	76,667	25,503	59,500	202,342	364,011

(1)	The amounts reported in this column for a fiscal year represent the grant date fair value of the restricted stock units (“RSUs”) granted to our non-employee directors during the fiscal year 2021, as computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the RSUs reported in this column are set forth in the notes to our financial statements included in our Annual Report. These amounts do not correspond to the actual value that may be recognized by each non-employee director. The amount reported for Mr. Hancock does not include the fiscal year 2021 RSU award he received while serving as our interim President and Chief Executive Officer, which award is reflected in the “Summary Compensation Table” below under the column heading, “Stock Awards.” As of April 30, 2021, our non-employee directors had the following outstanding RSUs: Mr. Bamforth–2,379; Dr. Carleone–2,379; Mr. Hancock–45,397; Dr. Mackey–2,379; Mr. Sargen–2,379; Ms. Thoma–4,611; and Mr. Walsh–0.

(2)	The amounts reported in this column represent the grant date fair value of the stock options granted to our non-employee directors during fiscal year 2021, as computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in the notes to our financial statements included in our Annual Report. These amounts do not correspond to the actual value that may be recognized by each non-employee director. The amount reported for Mr. Hancock does not include the fiscal year 2021 stock option grant he received while serving as our interim President and Chief Executive Officer, which award is reflected in the “Summary Compensation Table” below under the column heading, “Stock Awards.” As of April 30, 2021, our non-employee directors had the following outstanding options: Mr. Bamforth–124,305; Dr. Carleone–124,305; Mr. Hancock–253,900; Dr. Mackey–61,805; Mr. Sargen–124,305; Ms. Thoma–19,403; and Mr. Walsh–0.

(3)	Mr. Hancock resigned as the Company interim President and CEO effective July 31, 2020, following which he recommenced receiving non-employee director compensation.

(4)	Ms. Thoma was appointed to the Company’s Board effective December 3, 2020.

(5)	Mr. Walsh resigned as a member of the Company’s Board effective March 2, 2021. The amount shown for Mr. Walsh in the column “All Other Compensation” represents the aggregate incremental fair value of stock option awards modified in fiscal year 2021 to provide for the acceleration of vesting of Mr. Walsh’s unvested stock option and RSU awards upon his resignation as a member of the Company’s Board, as computed in accordance with ASC Topic 718. This amount does not correspond to the actual value that may be recognized by Mr. Walsh.

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For fiscal year 2021, the non-employee director compensation program, which was based on an analysis by the Compensation Committee’s independent compensation consultant, Radford, in November 2018, remained unchanged except as noted below. The non-employee director compensation program is comprised of (i) an annual cash retainer of $55,000, and (ii) an annual cash retainer of $25,000 for the Chairman of the Board, and (iii) an annual cash retainer of $20,000 and $15,000 per committee chairmanship and membership, respectively, each payable in equal quarterly installments. In addition, on an annual basis each non-employee director is awarded an equity award for a number of shares of the Company’s Common Stock under our 2018 Omnibus Incentive Plan. For fiscal year 2021, the Compensation Committee determined that such equity award should be split seventy percent as a non-qualified stock option and thirty percent as an RSU, as compared to the prior year which was one hundred percent as a non-qualified stock option. The number of shares awarded to each non-employee director is based on the long-term incentive value of the equity award, which is estimated on the date of the grant using the Black-Scholes option-pricing model for stock options and the grant date fair value for RSUs is based on the closing market value of our common stock on the date of grant. Based on Radford’s November 2018 benchmarking analysis, the grant date value of this award was $85,000 for fiscal year 2021. These equity awards fully vest on the first anniversary of the date of grant. With respect to a non-employee director’s first appointment or election to our Board of Directors, such non-employee director would receive an initial equity award with a grant date value of $170,000 based on the Black-Scholes option-pricing model for stock options and the grant date fair value for RSUs is based on the closing market value of our common stock on the date of grant. Effective for fiscal year 2021, the initial equity award is also split seventy percent as a non-qualified stock option and thirty percent as a restricted stock award. The initial equity award vests in equal annual installments over a three-year period.

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Proposal No. 2:
Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee, in consultation with management, has approved the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending April 30, 2022. Ernst & Young LLP has served in this capacity for each of the 21 years ended April 30, 2021. During the 21 fiscal years ended April 30, 2021, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Representatives of Ernst & Young LLP are expected to be present at the 2021 Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Stockholder ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Vote Required

The affirmative vote of holders of a majority of the shares of our Common Stock represented in person or by proxy at the 2021 Annual Meeting and entitled to vote on the matter is required to ratify the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending April 30, 2022.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT Stockholders VOTE FOR PROPOSAL No. 2 TO RATIFY THE APPOINTMENT OF Ernst & Young LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR the FISCAL YEAR ENDING APRIL 30, 2022.

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Independent Registered Public Accounting Firm Fees

The following summarizes aggregate fees billed to the Company for the fiscal years ended April 30, 2021 and 2020 by Ernst & Young LLP, our independent registered public accounting firm:

	2021	2020
Audit fees(1)	$560,000	$513,000
Audit-related fees(2)	164,000	–
Tax fees(3)	50,000	13,000
All other fees(4)	2,000	2,000
Total fees	$776,000	$528,000

___________________

(1)	Audit fees pertain to the audit of our annual consolidated financial statements for the fiscal years ended April 30, 2021 and 2020, including attestation services relating to the report on our internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, and timely reviews of our quarterly consolidated financial statements.

(2)	This category consists of fees for assurance and related services reasonably related to the performance of the audit or review of financial statements and that are not reported under the Audit Fees category. For the fiscal year ended April 30, 2021, we incurred fees of approximately $164,000 related to Ernst & Young’s review of offering documents and related issuance of comfort letters in connection with our equity and convertible debt financings. We did not incur any fees in this category for the fiscal year ended April 30, 2020.

(3)	This category consists of fees for professional services rendered for tax compliance and tax advice.

(4)	All other fees are attributable to the Company’s subscription to an Ernst & Young LLP online service used for accounting research purposes for the fiscal years ended April 30, 2021 and 2020.

Pre-Approval Policy for Services Provided by our Independent Registered Public Accounting Firm

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm consistent with applicable SEC rules. From and after the effective date of the SEC rule requiring Audit Committee pre-approval of all audit and permissible non-audit services provided by an independent registered public accounting firm, the Audit Committee has pre-approved all audit and permissible non-audit services provided by Ernst & Young LLP.

Ernst & Young LLP did not perform any professional services with respect to information systems design and implementation for the fiscal years ended April 30, 2021 and 2020. The Audit Committee has considered whether the services provided by Ernst & Young LLP are compatible with maintaining that firm’s independence and has determined that the provision of such services is compatible with maintaining the independent registered public accounting firm’s independence.

Report of the Audit Committee of the Board of Directors

The Audit Committee reviews the Company’s financial matters and oversees the financial reporting process on behalf of our Board of Directors. The Audit Committee operates pursuant to a written Audit Committee Charter. In accordance with the Audit Committee Charter, we must meet the independence requirements and other criteria set by the NASDAQ Listing Rules and SEC rules as currently in effect. As part of our oversight of our Company’s financial statements, our Chairman of the Audit Committee reviews and discusses with both management and Ernst & Young LLP all annual and quarterly financial statements prior to their issuance. Our responsibilities include selecting, in consultation with management, an accounting firm to be hired as the Company’s independent registered public accounting firm. We are also responsible for recommending to the Board of Directors that the Company’s financial statements be included in its Annual Report on Form 10-K for the fiscal year ended April 30, 2021 (the “Annual Report”). We have taken the following steps in making our recommendation that the Company’s financial statements be included in the Annual Report:

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1.	Reviewed and discussed with both management and Ernst & Young LLP, the Company’s independent registered public accounting firm, for the fiscal year ended April 30, 2021, all annual and quarterly financial statements prior to their issuance.

2.	Discussed with Ernst & Young LLP those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

3.	Discussed with Ernst & Young LLP its independence and received from Ernst & Young LLP the written disclosures required by the applicable requirements of the PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence. This discussion and disclosure helped the Audit Committee in evaluating such independence.

4.	Reviewed and discussed with the Company’s management and Ernst & Young LLP, the Company’s audited consolidated balance sheet at April 30, 2021, and consolidated statements of operations and comprehensive income, cash flows and stockholders’ equity for the fiscal year ended April 30, 2021.

Based on the reviews and discussions explained above, the Audit Committee recommended to the Board of Directors that the Company’s financial statements be included in the Annual Report.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

The Audit Committee of the Board of Directors

Gregory P. Sargen (Chair of the Audit Committee)

Catherine J. Mackey, Ph.D.

Esther M. Alegria, Ph.D.

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Proposal No. 3:
Advisory Non-Binding Vote On The Compensation Of The Named Executive Officers

Stockholders have an opportunity to cast an advisory, non-binding vote on the compensation paid to our Named Executive Officers, as disclosed in this Proxy Statement.  This proposal, commonly known as a “Say-on-Pay” proposal, is currently conducted at each annual stockholders' meeting and gives stockholders the opportunity to either approve, reject or abstain from voting with respect to such compensation.

As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, the primary objectives of our executive compensation program for fiscal year 2021 were to (i) attract and retain qualified executives with the requisite skills and abilities to enable us to achieve our corporate goals and (ii) align the interests of executives with those of stockholders by rewarding executives for the Company’s achievement of its goals and increased stockholder value. While we believe that the Compensation Committee is in the best position to determine whether the Company’s executive compensation program is appropriately tailored to meet these objectives, we appreciate and value our stockholders’ views. Your advisory, non-binding vote will serve as an additional tool for the Compensation Committee in assessing the Company’s executive compensation program.

The Board recommends a vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s 2021 Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any Named Executive Officer and will not be binding on or overrule any decisions of the Company, the Board or the Compensation Committee; it will not create or imply any change to the fiduciary duties of, or create or imply any additional fiduciary duties for, the Company, the Board or the Compensation Committee; and it will not restrict or limit the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation.  Consistent with our commitment to high standards of corporate governance, the current Compensation Committee intends to take into account the outcome of the vote when considering future compensation arrangements for our Named Executive Officers.

Vote Required

Since this proposal is advisory and non-binding, there is no required vote that would constitute approval at the 2021 Annual Meeting.  Abstentions and broker non-votes will have no effect on this vote.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL NO. 3 TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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Security Ownership Of Certain Beneficial Owners, Directors And Management

Share Ownership

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of August 6, 2021, by: (i) each stockholder known to us to beneficially own more than 5% of our Common Stock; (iii) each current director and director nominee; (iv) our Named Executive Officers as of April 30, 2021 (including any individual who served as a principal executive officer or principal financial officer at any time during the fiscal year ended April 30, 2021); and (v) all current directors and executive officers of the Company as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of our Common Stock. Under these rules, of Common Stock subject to any option or other right that are exercisable or convertible within 60 days of August 6, 2021 are deemed beneficially owned and outstanding for computing the percentage ownership of the individual or entity holding such securities, but are not considered outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, each person named below holds sole investment and voting power, other than the powers that may be shared with the person’s spouse under applicable law.

	Beneficial Ownership of Common Stock
Name and Address of Beneficial Owner	Number of Shares		Percent(a)
5% or Greater Stockholders:
Fidelity (FMR LLC)(b) 245 Summer Street Boston, MA 02210	8,560,927		13.96%
BlackRock, Inc.(c) 55 East 52nd Street New York, NY 10055	4,331,158		7.06%
Tappan Street Partners, LLC(d) 33 Irving Place, 3rd Floor New York, NY 10003	4,115,000		6.71%
Vanguard Group, Inc.(e) PO Box 2600 V26 Valley Forge, PA 19482	3,135,383		5.11%
Named Executive Officers and Current Directors(f):
Nicholas S. Green	38,602	(g)(h)	*
Daniel R. Hart	151,513	(g)	*
Mark R. Ziebell	216,086	(g)	*
Esther M. Alegria, Ph.D	–	(g)	*
Joseph Carleone, Ph.D.	181,220	(g)	*
Richard B. Hancock	181,361	(g)(i)	*
Catherine J. Mackey, Ph.D.	42,858	(g)	*
Gregory P. Sargen	114,275	(g)	*
Jeanne A. Thoma	–	(g)	*
All directors and executive officers as a group (9 persons)	925,915		1.49%

_____________

*	Represents less than 1% of the outstanding shares of our Common Stock.

(a)	Applicable percentage ownership of Common Stock computed on the basis of 61,340,445 of Common Stock outstanding at August 6, 2021, plus (i) shares of our Common Stock that could be acquired within 60 days of August 6, 2021 upon the exercise of stock options and/or vesting of stock awards.

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(b)	The information set forth herein is based solely on a Form 13F-HR filed with the SEC on August 13, 2021 by FMR LLC, reporting ownership as of June 30, 2021.

(c)	The information set forth herein is based solely on a Form 13F-HR filed with the SEC on August 11, 2021 by BlackRock, Inc, reporting ownership as of June 30, 2021.

(d)	The information set forth herein is based solely on a Schedule 13G/A filed jointly with the SEC on February 12, 2021 by Tappan Street Partners LLC, Tappan Street Partners Ideas Fund L.P., and Prasad Phatak. According to the Schedule 13G/A, (i) Tappan Street Partners Ideas Fund L.P. (the “Ideas Fund”) beneficially owns 4,115,000 shares of Common Stock and has shared voting and dispositive power over these shares; (iii) Tappan Street Partners LLC, as the investment manager of the Ideas Fund, may be deemed to beneficially own the 4,115,000 shares of Common Stock beneficially owned in the aggregate by the Ideas Fund and has shared voting and dispositive power over these shares; (iv) Mr. Phatak, as the managing member of Tappan Street Partners LLC, possesses the power to vote and dispose or direct the disposition of the 4,115,000 shares beneficially owned by Tappan Street Partners LLC as investment manager to the Ideas Fund, however, Mr. Phatak disclaims beneficial ownership of any of the shares held by the Funds; and (v) Mr. Phatak beneficially owns 170,000 shares of Common Stock and has sole voting and dispositive power over these shares, which are not included in the above total.

(e)	The information set forth herein is based solely on a Form 13F-HR filed with the SEC on August 13, 2021 by Vanguard Group Inc., reporting ownership as of June 30, 2021.

(f)	The address of all of our executive officers and directors is c/o Avid Bioservices, Inc., 2642 Michelle Drive, Suite 200, Tustin, California, 92780.

(g)	Includes shares that such individuals have the right to acquire as of August 6, 2021, or within 60 days thereafter, pursuant to outstanding stock options and awards as follows: Mr. Green–18,750 shares; Mr. Hart–125,410 shares; Mr. Ziebell–202,175 shares; Dr. Alegria–0 shares; Dr. Carleone–114,275 shares; Mr. Hancock–143,553 shares; Dr. Mackey–42,858 shares; Mr. Sargen–114,275 shares; and Ms. Thoma–0 shares. Such shares are deemed to be outstanding in calculating the percentage ownership of such individual (and the group), but are not deemed to be outstanding as to any other person.

(h)	Mr. Green was appointed our President and CEO effective July 30, 2020.

(i)	Mr. Hancock was appointed our interim President and CEO effective May 7, 2019, and resigned from such positions effective July 31, 2020. Mr. Hancock continues to serve as a non-employee member of the Board.

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COMPENSATION DISCUSSION AND ANALYSIS

The following is a discussion and analysis of our executive compensation program and compensation decisions made for the fiscal year ended April 30, 2021 (“fiscal year 2021”). This discussion relates to the executive officers named in the Summary Compensation Table included within the Compensation Discussion and Analysis section of the Proxy Statement. We refer to these officers as the “Named Executive Officers” or “NEOs.”

Fiscal Year 2021 in Review

For the fiscal year 2021, we made strong progress towards our long-term goals. We are keenly focused on achieving our corporate goals, in alignment with our broader purpose to return long-term value to our stockholders.

Among our accomplishments in the fiscal year 2021 were the following:

•	Reported revenues of $95.9 million, an increase of 61%, or $36.2 million, compared to the fiscal year ended April 30, 2020 (“fiscal year 2020”), representing an all-time high;

•	Reported net income attributable to common stockholders of $3.3 million, or $0.06 per basic and diluted share;

•	Expanded our customer base and programs with existing customers and ended the year with a backlog of $118 million compared to $65 million at the end of fiscal year 2020;

•	We took several actions to optimize our capital structure and strengthen our balance sheet in order to support significant capital investment, allowing us to take advantage of significant positive momentum in the growth of our backlog and strong market growth expectations in our industry, as well as consider expansions of our service offerings:

o	Completed an underwritten public offering of 3,833,335 shares of our common stock at the public offering price of $9.00 per share, including 500,000 shares sold pursuant to the underwriters’ full exercise of their option to purchase additional shares. Net proceeds from the offering were $32.1 million, after deducting underwriting discounts and commissions and other offering related expenses. We intend to use these proceeds for the expansion of our manufacturing capabilities;

o	Issued $143.8 million in aggregate principal amount of 1.250% convertible senior notes due 2026 (the “Convertible Notes”) in a private offering to qualified institutional buyers, including the $18.8 million issued pursuant to the initial purchasers’ full exercise of their option to purchase additional principal amount of Convertible Notes. Net proceeds from the issuance of Convertible Notes were $138.5 million, after deducting initial purchaser discounts and other debt issuance related expenses; and

o	Redeemed our outstanding shares of our Series E Preferred Stock utilizing approximately $40.5 million of net proceeds from the issuance of the Convertible Notes to complete such redemption.

•	Continued to advance the two-phased expansion of our Myford Facility. The first phase of the expansion is anticipated to be online during fiscal 2022 and expands the production capacity of our existing Myford North facility by adding a second downstream processing suite. The second phase of expansion is anticipated to be online during calendar 2022 and is designed to further expand our capacity through the build-out of a second manufacturing train, including both upstream and downstream processing suites within our Myford South facility. Upon completion, we estimate that the first and second phases of this expansion will result in a total revenue generating capacity of up to approximately $270 million annually, depending on the mix of projects, compared to our current revenue generating capacity of approximately $120 million annually.

In summary, we surpassed our financial goals for fiscal year 2021, strengthened our balance sheet, and commenced a two-phased expansion of the Myford Facility, all of which we believe position Avid for long-term continued growth.

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Executive Summary

The Compensation Committee is responsible for establishing, implementing and overseeing our overall compensation strategy and policies, including our executive compensation program, in a manner that supports our business objectives. The Compensation Committee believes that attracting, motivating, retaining, and rewarding superior executive talent is key to delivering attractive stockholder returns, and that an appropriately structured executive compensation program is critical to that end. For fiscal year 2021, the Compensation Committee adopted an executive compensation philosophy designed to tie executive compensation to the successful execution of our overall corporate goals and adherence to our core values that best serve the interests of our stockholders. The Compensation Committee’s complete roles and responsibilities are set forth in a written charter of the Compensation Committee adopted by our Board of Directors, which can be found at our website, http://ir.avidbio.com/corporate-governance.

Our Named Executive Officers for fiscal year 2021 were the following individuals:

•	Nicholas S. Green, President and Chief Executive Officer (1)

•	Richard B. Hancock, Former Interim President and Chief Executive Officer(2)

•	Daniel R. Hart, Chief Financial Officer

•	Mark R. Ziebell, Vice President, General Counsel and Corporate Secretary

______________

(1)	Mr. Green was appointed our President and CEO effective July 30, 2020.

(2)	Mr. Hancock served as our interim President and CEO from May 7, 2019 to July 31, 2020. Mr. Hancock continues to serve on our Board of Directors.

Compensation Philosophy

The Company’s compensation philosophy is to provide compensation that will attract, motivate, retain and reward high-performing talent in our industry and foster a pay-for-performance philosophy by tying a significant portion of pay to financial performance as well as other goals that support the creation of sustainable long-term stockholder value. The Company believes that the compensation of its executive officers should align the executive officers’ interests with those of the stockholders and focus executive officer behavior to achieve both near-term corporate goals and long-term business objectives and strategies.

It is the responsibility of the Compensation Committee of the Board to administer the Company’s compensation programs to ensure that they are competitive with specific peers within the contract development and manufacturing organizations industry segment, as well as companies within the broader life sciences industry having a comparable profile, and to include incentives that are designed to appropriately drive the Company’s continued development to create stockholder value. The Compensation Committee reviews and approves annually all components of the Company’s executive officer compensation, including base salaries, annual cash incentive compensation, and equity incentive compensation.

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Compensation Objectives

The Company’s compensation programs for its executive officers are designed to provide the following:

Element	Objective(s)
Base Salary	• Provides a fixed level of compensation that is competitive with the external market and reflects each executive’s contributions, experience, responsibilities and potential to contribute to our future success
Annual Bonus Plan (Management Cash Incentive Program)

•    Aligns short-term compensation with our annual corporate goals, balanced with individual accountability

•    Motivates and rewards the achievement of annual corporate goals that support long-term value creation

Long-term Incentives

•    Aligns executives’ interests with the long-term interests of our stockholders by linking awards to increases in our stock price

•    Motivates and rewards the achievement of stock price growth

•    Promotes executive retention and stock ownership, and focuses executives on enhancing stockholder value

Benefits

•    Promotes health and wellness

•    Provides financial protection in the event of disability or death

•   Provides tax-beneficial ways for executives to save towards their retirement, and encourages savings through competitive matches to executives’ retirement savings

The Compensation Committee believes that combining short-term compensation components (such as base salaries and annual cash incentive bonuses) and long-term compensation components (such as equity incentive awards) provides an overall compensation structure that is consistent with the compensation philosophy of both attracting and retaining key executives and providing incentive for the achievement of short and long-term corporate goals, as well as aligning executives’ interests with those of our stockholders.

Compensation Process

Role of the Compensation Committee in Setting Executive Compensation

The Compensation Committee has principal responsibility for reviewing our executive compensation structure, evaluating the performance of our executive officers relative to our corporate goals and objectives, and considering and approving executive compensation.

The fundamental responsibilities of our Compensation Committee are to:

•	review annually and approve our compensation strategy to ensure that employees, including Named Executive Officers, are rewarded appropriately for their contributions to our growth and profitability;

•	review annually and approve corporate goals and objectives relevant to executive compensation and evaluate performance in light of those goals;

•	review annually and approve or make recommendations to the Board of Directors with respect to executive officer compensation, plans, policies, and programs; and

•	administer our equity compensation plans for executive officers and employees.

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In determining each executive officer’s compensation, our Compensation Committee reviews our corporate financial performance and financial condition and assesses the performance of the individual executive officers. The Chief Executive Officer evaluates the performance of the other executive officers and develops individual recommendations based upon peer group benchmarking data prepared by the Compensation Committee’s independent compensation consultant. The Chief Executive Officer and the Compensation Committee may make adjustments to the recommended compensation based upon an assessment of an individual’s performance and contributions to Avid. The compensation for the Chief Executive Officer is assessed and established by the Compensation Committee. This assessment is based on the peer group benchmarking data and other factors described in this Compensation Discussion and Analysis, and adjustments may be made based upon the non-employee directors’ evaluation, conducted under the supervision of the Corporate Governance Committee, of the Chief Executive Officer’s performance and contributions. The Compensation Committee makes all final compensation decisions for our executive officers.

Although the Compensation Committee generally makes many compensation decisions in the first quarter of the fiscal year, the compensation evaluation process is ongoing. Compensation discussions and decisions are designed to promote our fundamental business objectives and strategy. Evaluation of management performance and rewards is performed annually or more often as needed.

Independent Compensation Consultant

In establishing compensation levels for each executive officer, the Compensation Committee has the authority to engage the services of outside consultants. In fiscal year 2021, the Compensation Committee engaged Radford, a business unit of Aon plc, as its independent compensation consultant to assist the Compensation Committee in refreshing the Company’s peer group, review our executive compensation program, assess the competitiveness and effectiveness of such program relative to our peer group, and advise our Compensation Committee on matters related to executive compensation. During fiscal year 2021 and the first quarter of fiscal year 2022, Radford assisted the Compensation Committee by providing the following services:

•	Re-evaluate executive compensation peer group selection criteria and companies and propose updated selection group criteria and propose specific peer companies;

•	Assess the executive compensation program and develop recommendations covering salary, incentives and equity compensation;

•	Review peer long-term incentive trends, including dilution, vehicle mix and use of performance-based equity; and

•	Present its analysis to the Compensation Committee and assist in assessing the competitiveness of our executive officer compensation program as benchmarked against our peer group.

Radford served at the discretion of and reported to the Compensation Committee. The Compensation Committee assessed the independence of Radford taking into account, among other things, the independence standards and factors set forth in Exchange Act Rule 10C-1 and the applicable Nasdaq Listing Standards, and concluded that there were no conflicts of interest with respect to the work that Radford performed for the Compensation Committee in fiscal year 2021 and the first quarter of fiscal year 2022.

Factors for Determining Compensation

Performance. One of the primary objectives of our compensation program is to motivate our Named Executive Officers to achieve our short and long-term strategic goals. These goals for fiscal year 2021 primarily were tied to growing revenue and backlog, continuing to diversify our client base, managing costs, improving operational efficiencies and increasing earnings before interest, taxes, depreciation and amortization. In addition to linking compensation to the attainment of pre-approved corporate goals, individual performance is assessed on the basis of more subjective, non-formulaic, criteria, such as:

•	involvement in, and responsibility for, the development and implementation of our strategic plans and the attainment of our strategic and operating objectives;

•	participation in the achievement of our corporate goals; and

•	contribution to the management team and application of managerial leadership skill.

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“Say-on-Pay” Consideration. We provide our stockholders with the opportunity to cast an advisory vote on executive compensation (a “say-on-pay advisory proposal”) every year. At our 2020 Annual Meeting, approximately 97% of the shares voted at the meeting approved, on an advisory basis, the compensation of our Named Executive Officers. The Compensation Committee is very pleased with this vote and will continue to review our executive compensation programs to ensure they appropriately address our key objectives for the fiscal year ending April 30, 2022.

Market Benchmarks and Competitive Analysis. In April 2021, Radford provided the Compensation Committee with an evaluation of its peer group review which had been last updated in November 2018. As a result of this evaluation the Compensation Committee approved an updated peer group in which 6 companies were added to the peer group and 7 companies were removed from the peer group compared to the prior fiscal year. As a result, the peer group used for of benchmarking executive compensation for fiscal year 2021 consisted of the following fourteen publicly-traded companies:

ANI Pharmaceuticals, Inc.	Harvard Bioscience, Inc.
Catalent	IBio, Inc.
ChromaDex Corporation	Landec
Codexis, Inc.	Quanterix
Codiak BioSciences	Repligen
Emergent BioSolutions	Rigel Pharmaceuticals
Fluidigm Corporation	Syneos Health

In proposing the above peer group, Radford emphasized CDMOs, contract manufacturing organizations (“CMOs”) and contract research organizations (“CROs”), and also included other bio-pharmaceutical and biotechnology companies that have their own manufacturing technology and/or facility. In addition, at the time of selection the peer companies were of comparable size, with annual revenues ranging from $40 million to $200 million, a market capitalization of between $300 million and $2.5 billion, and fewer than 500 employees, or they were competitors for talent.

Based on the above peer group, in May and June 2021, Radford provided the Compensation Committee with an analysis of base salary, target bonus, target total cash, long-term incentive value and target total compensation for executives. The Compensation Committee uses the peer group compensation data as one of several factors in determining appropriate compensation parameters for base salary, variable cash compensation and equity-based, long-term incentives. The Compensation Committee’s executive compensation decisions are made on a case-by-case basis, and specific benchmark results do not, in and of themselves, determine individual target compensation decisions.

The Compensation Committee generally targets each NEO’s total compensation to the 50th percentile of the peer group, although individual elements of compensation may be above or below the 50th percentile. Additionally, the Compensation Committee considers a number of additional factors to determine the appropriate level of each NEO’s total compensation and each component of compensation, including Company performance and the relevant executive’s performance, experience, responsibilities and impact. Due to these other factors, the Compensation Committee may set an NEO’s total compensation below, at or above the 50th percentile of the peer group.

Components of Our Fiscal Year 2021 Executive Compensation Program

Our Compensation Committee structured our executive compensation program to ensure that executive officers are compensated in a manner consistent with stockholder interests, competitive pay practices and applicable regulatory requirements.

Our Compensation Committee did not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or between fixed and performance-based compensation. Instead, the Compensation Committee, after reviewing the Radford analysis, determined what it believes to be an appropriate level and mix of the various compensation components to achieve the compensation and corporate objectives described in this discussion.

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Base Salary. Base salary represents the fixed portion of an executive officer’s compensation and is intended to provide compensation for day-to-day performance. The Compensation Committee believes that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. Each executive officer’s base salary is initially determined upon hire or promotion based on the executive officer’s responsibilities, prior experience, individual compensation history and salary levels of other executives within the Company and similarly situated executives within our peer group. Base salary is typically reviewed annually. The Compensation Committee believes that the base salaries paid to our executive officers during the fiscal year 2021 achieved the Company’s compensation objectives. The following are the base salaries of our NEOs for fiscal years 2022 and 2021:

Named Executive Officer	2022 Annual Base Salary ($)(3)	2021 Annual Base Salary ($)	Annual Base Salary Increase (%)
Nicholas S. Green(1)	600,000	550,000	9.1
Richard B. Hancock(2)	n/a	484,000	n/a
Daniel R. Hart	430,000	408,446	5.0
Mark R. Ziebell	414,000	381,165	8.6

______________

(1)	Mr. Green was appointed our President and CEO effective July 30, 2020.

(2)	Mr. Hancock served as our interim President and CEO until July 31, 2020.

(3)	In June 2021, the Compensation Committee approved the above increases in the annual base salaries of our Named Executive Officers. The compensation report prepared by Radford showed that the 2022 annual base salaries for Mr. Hart and Mr. Ziebell are competitive with the 50th percentile among the Company’s peer group as disclosed above, and for Mr. Green in the middle of the 25th and 50th percentiles among the Company’s peer group. These base salary increases were based on each named executive officer’s performance, qualifications, experience, responsibilities and Radford’s benchmarking against our peer group.

Management Cash Incentive Plan. For fiscal year 2021 the Compensation Committee established a management cash incentive plan (the “Management Incentive Plan” or “MIP”) for all eligible employees, including our NEOs. Under the MIP, participating employees are eligible to earn an incentive cash bonus based on their target bonus percentage, which is a percentage of their annual base salary, and our attainment of certain corporate goals approved by the Compensation Committee at the beginning of the fiscal year.

Target bonus percentages are benchmarked against our peer group and generally correlate to the level of responsibility of the NEO, with higher target bonus percentages generally reserved for executives having more responsibility. For fiscal year 2021, the target bonus percentages as approved by our Compensation Committee are set forth in the following table:

Named Executive Officer	Target Bonus Percentage
Nicholas S. Green(1)	100%
Richard B. Hancock(2)	n/a
Daniel R. Hart(3)	45%
Mark R. Ziebell(3)	35%

______________

(1)	Mr. Green was appointed our President and CEO effective July 30, 2020, and his target bonus percentage was approved by the Compensation Committee at the time of his appointment. Mr. Green’s target bonus percentage is at the 75th percentile of the Company’s peer group based on the compensation report prepared by Radford.

(2)	Mr. Hancock served as our interim President and CEO until July 31, 2020. Since he was not employed at the end of fiscal year 2021 he was not eligible to participate in the fiscal year 2021 MIP.

(3)	Mr. Hart’s and Mr. Ziebell’s target bonus percentages are unchanged from fiscal year 2020. In June 2021 the Compensation Committee approved an increase in their target bonus percentages for fiscal year 2022 to 50% and 40%, respectively, which are at the 50th and 25th percentile, respectively, among the Company’s peer group based on the compensation report prepared by Radford.

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For fiscal year 2021, the Compensation Committee established four corporate goals and corresponding financial performance targets for each goal. The four corporate goals include (i) Adjusted EBITDA, (ii) Revenue, (iii) Free Cash Flow and (iv) Backlog. The Compensation Committee believes use of these metrics is appropriate as they are important indicators of future growth and increased profitability, and are commonly used by investors and analysts when reviewing our performance.

With respect to the four performance metrics: “Adjusted EBITDA” is a non-GAAP measure that is defined by the Company as net income plus interest, taxes, depreciation and amortization, determined by reference to our audited financial results, and further adjusted by stock-based compensation and other one-time adjustments, such as certain severance expense and other adjustments deemed appropriate by the Compensation Committee; “Revenue” is measured against our audited financial results for fiscal year 2021; “Free Cash Flow” is a non-GAAP measure that is defined as Cash Flows from Operating Activities less capital expenditures; and, “Backlog” represents our signed customer orders as of April 30, 2021. The Adjusted EBITDA target for fiscal year 2021 was set by the Compensation Committee at $9.1 million, which includes the accrual of fiscal year 2021 bonuses assuming attainment of 100% of the three performance metrics below.

The first goal (Adjusted EBITDA) is used to determine the funding of the MIP based on achievement ranging from 1% to 130% of target. If the Company achieved positive Adjusted EBITDA, the bonus pool is then further adjusted by the Company’s performance against the three additional performance goals. The remaining three goals are based on achievement ranging from minimum (85% of the target), target (100%) and maximum (115% of target) levels for the Company-based performance metrics and are weighted. For actual performance levels between the “Minimum” and “Target”, the potential award percentage for each metric is interpolated on a straight-line basis, and for performance levels between “Target” and “Maximum”, the potential award percentage for each metric is interpolated applying a 2x multiplier. For example, achieving 105% of a performance metric would result in a 110% payout for such performance metric.

($ in millions) Performance Metric	Minimum ($)	Target ($)	Maximum ($)	Weight (%)
Revenue	68.2	80.2	92.2	60
Free Cash Flow	2.9	3.4	3.9	20
Backlog	62.9	74.0	85.1	20

The determination of the bonus amounts under the MIP for fiscal year 2021 is illustrated as follows:

 For fiscal year 2021, our performance against the Adjusted EBITDA bonus funding target and the three performance metrics was as follows (in millions):

	Target ($)	Actual Result ($)	Actual Achieved (%)	MIP Achieved (%) (Capped)	MIP Earned (%) (Capped)	Weight (%)	MIP Total Earned (%) (Capped)
Revenue	80.2	95.9	120	115	130	60	78
Free Cash Flow	3.4	21.3	627	115	130	20	26
Backlog	74.0	117.8	159	115	130	20	26
Capped Target Earned (A)							130
Adj. EBITDA	9.1	19.9	219	130	Capped MIP Funded Amount (B)		130
Total Bonus Payout (A x B)							169

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Although the Company’s performance across all performance metrics far exceeded the targets, due to the caps included in the MIP, the total payout percentage for fiscal year 2021 was capped at the maximum of 169%, resulting in cash bonus payments to our NEOs as set forth in the following table:

Named Executive Officer	Bonus Payment ($)
Nicholas S. Green(1)	723,227
Richard B. Hancock(2)	n/a
Daniel R. Hart	310,624
Mark R. Ziebell	225,460

______________

(1)	Mr. Green’s fiscal year 2021 bonus was prorated based on his July 30, 2020 appointment date as our President and CEO.

(2)	Mr. Hancock resigned effective July 31, 2021 as our interim President and CEO. Since he was not employed at the end of fiscal year 2021 he was not eligible to participate in the fiscal year 2021 MIP.

Discretionary Bonus. Given the Company’s strong financial performance during fiscal year 2021 the Compensation Committee approved a company-wide one-time discretionary cash bonus pool and allocated the bonus among the Company’s employees based on individual performance and contributions to the Company’s performance during fiscal year 2021. In addition, although he had resigned from the Company effective July 31, 2021, based on the Company’s strong fiscal year 2021 performance, the Compensation Committee approved a one-time discretionary cash bonus for Mr. Hancock based on his contributions during his tenure as interim President and Chief Executive Officer. The one-time discretionary cash bonus payments for fiscal year 2021 approved by the Compensation Committee for our NEOs are as follows:

Named Executive Officer	Bonus Payment ($)
Nicholas S. Green	137,500
Richard B. Hancock	123,703
Daniel R. Hart	116,112
Mark R. Ziebell	38,117

Long-term Equity Incentive Awards. Another component of our executive compensation program is long-term equity incentive awards. Our Compensation Committee believes that equity awards are an effective means of aligning the interests of executive officers and stockholders, rewarding executive officers for the Company’s success over the long term, and providing executive officers an incentive to remain with us. For fiscal year 2021, in July 2020 the Compensation Committee approved a broad-based equity award to all eligible employees, including NEOs. The Compensation Committee used the information provided in the analysis prepared by Radford in November 2018 to determine equity awards to our NEOs that approximated the twenty-fifth percentile of the value of the long-term incentive awards granted by our peer group. The fiscal year 2021 equity awards to all eligible employees, including NEOs, were split between stock options (70% of the value awarded) and restricted stock units (30% of the value awarded), both of which vest in equal annual installments over a period of four years. The equity award information for the fiscal year ended April 30, 2021 is set forth below under “Grants of Plan-Based Awards for Fiscal Year Ended April 30, 2021”.

Employment Agreements, Severance and Change-in-Control Benefits. We are party to employment agreements with Messrs. Green, Hart and Ziebell. Each of these employment agreements provides for severance payments and accelerated vesting benefits triggered by various termination events. For a description of these agreements and our potential payment obligations as of the fiscal year ended April 30, 2021, please see “Overview of Employment Agreements and Potential Payments Upon Termination or Change-in-Control” and the related tabular disclosure below.

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When entering into employment agreements which provide for post-termination compensation for our NEOs, the Compensation Committee considers, among multiple factors, peer company practice, retention needs and consistency of post-termination compensation among our executives. Gains from prior equity awards are not a material consideration in setting the level of such compensation. In particular, we believe such employment agreements benefit us and our stockholders by attracting and retaining executives in a marketplace where such protections are commonly offered by our peer companies. We also believe that severance protection triggered by a change-in-control allows our executives to assess a potential change-in-control objectively, from the perspective of what is best for our stockholders, without regard to the potential impact of the transaction on their own job security. We use a “double trigger” with respect to benefits that are to be provided in connection with a change-in-control. A change-in-control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated by us other than for cause or by the executive for “good reason,” as defined in the employment agreements, in connection with a change-in-control. We believe a “double trigger” benefit maximizes stockholder value because it prevents a windfall to executives in the event of a change of control in which the executive retains significant responsibility as defined in his or her individual agreement, while still providing our executives appropriate incentives to cooperate in negotiating any change of control that may put their jobs at risk. Further, we believe the severance protection offered under the employment agreements is balanced with the interests of the Company and its stockholders, as the executives are bound by non-disclosure, non-competition, and non-solicitation arrangements and must execute a general release in favor of the Company as a condition to receiving benefits under these agreements. None of the agreements include any tax gross-up payments for “golden parachute” excise taxes. All of the NEOs are “at will” employees.

These employment agreements are generally subject to automatic one-year extensions annually and, as part of the Compensation Committee’s review of all of our executive compensation practices, are reviewed to ensure that they continue to serve our interests in retaining these key executives, remain consistent with packages offered by our peers, and provide reasonable levels of severance protection and compensation.

Perquisites and Other Benefits. We maintain broad-based benefits that are provided to all employees, including health, dental, and vision insurance, life and disability insurance, a 401(k) plan, and an Employee Stock Purchase Plan.

Under the 401(k) plan, NEOs are allowed to contribute on the same basis as other employees of the Company as determined by IRS regulations. For fiscal year 2021, the Company voluntarily agreed to match 50% of all employee contributions, including NEOs, up to the first 6% of a participant’s annual salary for all 401(k) plan contributions, subject in each case to certain IRS limitations. Under the 401(k) plan, each participating employee, including NEOs, is fully vested in his or her contributions to the 401(k) plan and Company contributions to the 401(k) plan will fully vest after six years of service.

Under the Employee Stock Purchase Plan, NEOs are allowed to participate on the same basis as other employees of the Company, which allows employees on a voluntarily basis to purchase shares of our Common Stock directly from the Company through accumulated payroll deductions at a purchase price equal to the lesser of 85% of the fair market value of our Common Stock (i) on the first trading day of the six-month offering period or (ii) the last trading day of the six-month offering period. The Company believes the Employee Stock Purchase Plan closely aligns the interests of participants with the interests of stockholders.

In addition, NEOs are eligible to participate in the same employee benefit plans as all other employees. The cost of health and dental insurance was 100% covered by the Company for NEOs during fiscal 2021. In addition, all employees, including NEOs, receive one (1) times their annual salary in term-life insurance, long-term disability benefits, and vision insurance at no cost to the employee. We also provide all employees, including NEOs, the option to make pre-tax payroll deductions up to $2,750 per year under a flexible spending account plan that can be utilized for out-of-pocket medical, dental and other allowable expenses. The Company also provides paid-time-off benefits to cover vacation and sick time and annually determined Company holidays.

Tax and Accounting Considerations

We have not provided or agreed to provide any of the Company’s NEOs or directors with a gross-up or other reimbursement for tax amounts they might pay pursuant to Section 4999 or Section 409A of the Code. Sections 280G and 4999 of the Code provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceed certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Section 409A also imposes additional significant taxes on the individual in the event that an employee, director or service provider receives “deferred compensation” that is not exempt from or does not meet the requirements of Section 409A.

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For the Company’s financial statements, cash compensation, such as salary and bonus, is expensed and for income tax returns, cash compensation is generally deductible except as set forth below. For equity-based compensation, we expense the fair value of such grants over the requisite service period.

Generally, Section 162(m) of the Code disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid for any fiscal year to a “covered employee” of the Company. With respect to taxable years beginning before January 1, 2018, remuneration in excess of $1 million was exempt from this deduction limit if it qualified as “performance-based compensation” within the meaning of Section 162(m).

Pursuant to the Tax Cuts and Jobs Act of 2017, effective for taxable years beginning after December 31, 2017, Section 162(m) was amended to: (1) expand the scope of individuals who are “covered employees,” including anyone who was a covered employee in any prior taxable year beginning after December 31, 2016, (2) expand the types of companies that are subject to the limitations of Section 162(m), and (3) eliminate the exception for performance-based compensation and commissions. Transition relief provided that any payment made pursuant to a written and binding agreement that was in effect as of November 2, 2017 and not subsequently materially modified, would be subject to the limitations of Section 162(m) as in effect prior to the amendment. Accordingly, compensation paid to our covered employees in excess of $1 million will not be deductible unless it qualifies for the transition relief applicable to certain arrangements in place as of November 2, 2017, as described above. Furthermore, because of the uncertainties as to the application and interpretation of Section 162(m) as revised by the Tax Cuts and Jobs Act of 2017, including the uncertain scope of the transition relief, no assurance can be given that previously granted compensation intended to satisfy the requirements for performance-based compensation will, in fact, qualify for such exception.

The Compensation Committee believes that stockholder interests are best served if the Compensation Committee retains maximum flexibility to design executive compensation programs that meet stated business objectives. For these reasons, the Compensation Committee, while considering tax deductibility as a factor in determining executive compensation, may not limit such compensation to those levels that will be deductible, particularly in light of the expansion of the covered employee group and the elimination of the exception for performance-based compensation.

Compensation Risk

As part of its oversight of our compensation policies, the Compensation Committee consider the incentives created by our executive compensation program and the impact that our compensation policies could have on our overall risk profile. In addition, the Compensation Committee annually reviews our compensation policies and procedures for all employees, including the NEOs, to determine whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its latest review, our Compensation Committee concluded that our compensation policies and procedures did not create such risks.

Compensation Clawback Policy

During fiscal year 2018, the Compensation Committee adopted a clawback policy consistent with the requirements of Section 954 of the Dodd-Frank Act, pursuant to which, to the extent permitted by governing law, the Company may seek to recoup certain incentive-based compensation in the event the Company is required to restate its publicly-reported financial statements due to material noncompliance with any financial reporting requirement under the securities laws as a result of misconduct. This policy will be reviewed from time to time to ensure that it is compliant with any SEC requirements.

Securities Trading Policy

The Company’s policy on securities trading prohibits our directors, officers and employees from trading in our securities during certain designated blackout periods and otherwise while they are aware of material non-public information, and from engaging in hedging transactions or short sales and trading in options with respect to our securities. The policy also prohibits holding our securities in a margin account or pledging our securities as collateral for a loan.

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EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth information regarding our current executive officers as of August 6, 2021:

Executive Officer	Age	Position
Nicholas S. Green	57	President and Chief Executive Officer
Daniel R. Hart	47	Chief Financial Officer
Mark R. Ziebell	57	Vice President, General Counsel and Corporate Secretary

The following biographies describe the business experience of our executive officers.

Nicholas S. Green’s biography is set forth above under the “Nominee Biographies” section of this Proxy Statement.

Daniel R. Hart has served as Chief Financial Officer since August 2018 and has over 20 years of financial accounting and operational experience. Mr. Hart is responsible for our accounting and finance, information technology and validation, and project engineering functions. Prior to joining us, Mr. Hart worked as CFO of ENO Holdings, Inc., a family of real estate companies, CFO of SM&A, an aerospace and defense management consulting firm (previously a Nasdaq-listed company), and various other companies including Biolase Technology, Inc., a Nasdaq-listed medical device manufacturer, and Deloitte & Touche LLP in Costa Mesa, California. He earned a B.S. in accounting from California Polytechnic State University, San Luis Obispo and is a certified public accountant in the State of California (inactive).

Mark R. Ziebell has served as Vice President, General Counsel since June 2012 and Corporate Secretary since July 2012, and has been practicing corporate and securities law for over 25 years. Prior to joining us, Mr. Ziebell was a partner with the Costa Mesa, California office of Snell & Wilmer LLP. Mr. Ziebell has represented public and private companies in a wide range of corporate and securities matters, mergers and acquisitions, strategic alliance matters and corporate governance. He earned his B.S. in accounting in 1986 from the University of San Francisco and his Juris Doctorate in 1994 from the University of San Francisco School of Law. Prior to earning his law degree, Mr. Ziebell was a certified public accountant with BDO Seidman in San Francisco, California.

Compensation Summary

The following table contains information with respect to the compensation for the fiscal years ended April 30, 2021, 2020 and 2019 for each individual who acted as our chief executive officer, our chief financial officer, our principal financial and principal accounting officer, and our other executive officers during the fiscal year ended April 30, 2021. We refer to the executive officers identified in this table as our “Named Executive Officers.”

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SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)(1)		Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)		Total ($)
Nicholas S. Green, President and Chief Executive Officer(6)	2021	420,962	(8)	137,500	1,089,000	347,153	723,227	127,441	(9)	2,845,283
Richard B. Hancock,	2021	148,923	(10)	123,730	194,982	455,084	–	3,509		926,201
Former Interim President and Chief Executive Officer(7)	2020	454,216		–	90,374	133,728	74,266	21,153		773,737
Daniel R. Hart,	2021	423,698		116,112	135,004	315,054	310,624	48,846		1,349,338
Chief Financial	2020	396,106		–	142,433	210,837	46,396	46,371		842,143
Officer	2019	270,981		–	–	400,672	84,300	32,436		788,389
Mark R. Ziebell,	2021	395,503		38,117	105,015	245,017	225,460	48,667		1,057,779
Vice President,	2020	372,358		–	255,244	377,782	33,923	46,317		1,085,624
General Counsel and Corporate Secretary	2019	361,920		–	–	–	82,407	40,727		485,054

(1)	Salary information is reported as of the last payroll paid prior to or immediately after April 30th of each fiscal year.

(2)	Represents a one-time discretionary bonus approved by the Compensation Committee based on fiscal year 2021 performance. Additional information regarding the one-time discretionary bonus can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement under “Discretionary Bonus”.

(3)	Represents the aggregate grant date fair value of the awards made in each fiscal year as computed in accordance with ASC Topic 718. These amounts do not correspond to the actual value that may be recognized by each Named Executive Officer. The assumptions used in determining the grant date fair values of the stock and option awards are set forth in Note 6 “Equity Compensation Plans” in our Annual Report on Form 10-K for the fiscal year ended April 30, 2021, filed with the SEC on June 29, 2021. Additional information regarding outstanding stock and option awards can be found in the “Outstanding Equity Awards at Fiscal Year-End” table of this Proxy Statement.

(4)	Represents performance bonuses earned under the Company’s Management Incentive Plan. Additional information regarding the Company’s Management Incentive Plan for its NEOs can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement under “Management Cash Incentive Plan”.

(5)	Except as described in footnote 9 below, amounts shown in this column reflect the cost of benefits paid on behalf of the Named Executive Officer for health, dental, and vision benefits in addition to premiums paid for disability and term life insurance (collectively referred to as “Health Benefits”) as well as company contributions to the Avid Bioservices, Inc. 401(k) Plan. Health Benefits paid and/or accrued during the fiscal year ended April 30, 2021 for each Named Executive Officer were as follows: Mr. Green–$29,937; Mr. Hancock–$3,509; Mr. Hart–$39,715; and Mr. Ziebell–$39,686. Company contributions to the Avid Bioservices, Inc. 401(k) Plan during the fiscal year ended April 30, 2021 for each Named Executive Officer were as follows: Mr. Green–$5,077; Mr. Hancock–$0; Mr. Hart–$9,131; and Mr. Ziebell–$8,981.

(6)	Mr. Green was appointed our President and CEO effective July 30, 2020.

(7)	Mr. Hancock resigned as our interim President and CEO effective July 31, 2020. Mr. Hancock continues to serve as a non-employee member of the Board.

(8)	Represents annual salary compensation beginning July 30, 2020, Mr. Green’s date of hire.

(9)	Includes aggregate payments of $92,426 consisting reimbursement of relocation expenses, temporary housing and a rental car pursuant to Mr. Green’s employment agreement.

(10)	Represents annual salary compensation through July 31, 2020, the effective date of Mr. Hancock’s resignation.

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Grants of Plan-Based Awards For the Fiscal Year Ended April 30, 2021

The following table sets forth certain summary information with respect to non-equity incentive plans and each plan-based award granted during the fiscal year ended April 30, 2021 to our Named Executive Officers.

GRANTS OF PLAN-BASED AWARDS FOR THE FISCAL YEAR ENDED APRIL 30, 2021

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock or Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Units (#)(2)	Options (#)(2)	Awards ($/sh)	Awards ($)(3)
Nicholas S. Green	–	363,753	427,945	723,227	–	–	–	–
	07/30/2020	–	–	–	–	75,000	7.26	347,153
	07/30/2020	–	–	–	150,000	–	7.26	1,089,000
Richard B. Hancock	–	n/a	n/a	n/a	–	–	–	–
	07/10/2020	–	–	–	–	102,730	6.95	455,084
	07/10/2020	–	–	–	28,055	–	6.95	194,982
	12/14/2020	–	–	–	–	10,030	10.72	59,500
	12/14/2020	–	–	–	2,379	–	10.72	25,503
Daniel R. Hart	–	156,231	183,801	310,624	–	–	–	–
	07/10/2020	–	–	–	–	71,120	6.95	315,054
	07/10/2020	–	–	–	19,425	–	6.95	135,004
Mark R. Ziebell	–	113,397	133,408	225,459	–	–	–	–
	07/10/2020	–	–	–	–	55,310	6.95	245,018
	07/10/2020	–	–	–	15,110	–	6.95	105,015

(1)	Non-Equity Incentive Plan amounts reflect threshold, target and maximum award amounts established for fiscal year 2021 under the Company's Management Incentive Plan. The “Threshold,” “Target” and “Maximum” amounts reflected for Mr. Green have been prorated based on his appointment date of July 30, 2020 as President and Chief Executive Officer. Since Mr. Hancock resigned prior to the end of fiscal year 2021, he was not eligible to participate in the Management Incentive Plan. Additional information regarding the Company’s Management Incentive Plan, including the performance metrics applicable to these awards under our Management Incentive Plan, can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement under “Management Cash Incentive Plan”. The actual amount of bonus earned by each NEO under the Management Incentive Plan for fiscal year 2021 is reflected in the “Summary Compensation Table” above under the column heading, “Non-Equity Incentive Plan Compensation.”

(2)	The restricted stock unit and option awards were granted under our 2018 Omnibus Incentive Plan and vest over a four (4) year period at the rate of 25% on each anniversary of the date of grant until fully-vested, except for the awards to Mr. Hancock on December 14, 2020 which cliff vest on the one year anniversary of the date of grant.

(3)	The assumptions used in determining the grant date fair value of restricted stock unit and option awards are set forth in Note 6 “Equity Compensation Plans” in our Annual Report on Form 10-K for the fiscal year ended April 30, 2021, filed with the SEC on June 29, 2021.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding unexercised stock options and unvested stock awards held by our Named Executive Officers as of the fiscal year ended April 30, 2021:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Nicholas S. Green	07/30/2020	–	75,000		7.26	07/30/2027	–		–
	07/30/2020	–					150,000		3,210,750
Richard B. Hancock(4)	11/27/2017	75,000	–		4.67	11/27/2027	–		–
	12/14/2018	19,600	–		5.22	12/14/2025	–		–
	05/07/2019	11,635	34,905		4.53	05/07/2026	–		–
	07/10/2020	–	102,730		6.95	07/10/2027	–		–
	12/14/2020	–	10,030	(5)	10.72	12/14/2027	–		–
	05/07/2019	–	–		–	–	14,963		320,283
	07/10/2020	–	–		–	–	28,055		600,517
	12/14/2020	–	–		–	–	2,379	(5)	50,922
Daniel R. Hart	08/01/2018	53,500	53,500		5.66	08/01/2028	–		–
	07/10/2019	13,690	41,070		6.07	07/10/2026	–		–
	07/10/2020	–	71,120		6.95	07/10/2027	–		–
	07/10/2019	–	–		–	–	17,599		376,707
	07/10/2020	–	–		–	–	19,425		415,792
Mark R. Ziebell	06/20/2012	32,143	–		3.29	06/20/2022	–		–
	12/27/2012	21,429	–		17.01	12/27/2022	–		–
	05/06/2013	25,000	–		9.87	05/06/2023	–		–
	05/06/2014	25,000	–		12.25	05/06/2024	–		–
	05/11/2015	14,286	–		9.17	05/11/2025	–		–
	06/02/2016	21,429	–		3.50	06/02/2026	–		–
	07/10/2019	24,530	73,590		6.07	07/10/2026	–		–
	07/10/2020	–	55,310		6.95	07/10/2027	–		–
	07/10/2019	–	–		–	–	31,538		675,071
	07/10/2020	–	–		–	–	15,110		323,430

______________

(1)	Except as described below, all options vest over a four (4) year period at the rate of 25% on each anniversary of the date of grant until fully-vested, subject to the Named Executive Officer’s continued service with us through the applicable vesting dates.

(2)	Except as described below, each restricted stock unit award vest over a four (4) year period at the rate of 25% on each anniversary of the date of grant until fully-vested, subject to the Named Executive Officer’s continued service with us through the applicable vesting dates.

(3)	Market value is calculated based on the closing price of our Common Stock of $21.41 per share on April 30, 2021, times the number of shares subject to the restricted stock unit award.

(4)	Mr. Hancock resigned as our interim President and CEO effective July 31, 2020.

(5)	Awards vest on the one-year anniversary of the date of grant.

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Option Exercises and Stock Vested

The following table sets forth certain information with respect to the exercise of stock options and vesting of stock awards by our Named Executive Officers during the fiscal year ended April 30, 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Richard B. Hancock	—	—	4,987	31,019
Daniel R. Hart	—	—	5,866	40,769
Mark R. Ziebell	—	—	10,512	73,058

________________

(1)	The value realized on vesting of restricted stock units is based on the closing price of Common Stock on the date of vesting.

Overview of Employment Agreements and Potential Payments Upon Termination or Change-in-Control

Employment Agreements

As of the end of fiscal year 2021, we are a party to employment agreements with Messrs. Green, Hart and Ziebell. Each employment agreement is subject to automatic one-year extensions annually unless either party gives written notice of such party’s intent not to renew the employment agreement at least ninety (90) days prior to the commencement of the next year’s period.

Each employment agreement provides that the executive officer must devote his or her full business time to the performance of services to the Company. In addition, each executive officer has agreed to maintain the confidentiality of the Company’s proprietary information, and that all work product discovered or developed by him or her in the course of his or her employment belongs to the Company. Each executive officer has further agreed that he or she will not (i) compete with the Company, directly or indirectly, during the course of such executive’s employment within the United States or any foreign country in which the Company has done business or has actually investigated doing business or where its products are sold or distributed, or (ii) solicit Company employees or customers during the course of employment and for a period of one year following the termination of such executive’s employment.

The Company has the right to terminate each executive’s employment for “cause” if such executive (a) breaches in any material respect or fails to fulfill in any material respect his or her fiduciary duty owed to Company; (b) breaches in any material respect his or her employment agreement or any other confidentiality or non-solicitation, non-competition agreement with the Company; (c) pleads guilty to or is convicted of a felony; (d) is found to have engaged in any reckless, fraudulent, dishonest or grossly negligent misconduct, (e) fails to perform his or her duties to the Company, provided that he or she fails to cure any such failure within thirty (30) days after written notice from Company of such failure, provided further, however, that such right to cure shall not apply to any repetition of the same failure previously cured under the agreement; or (f) violates any material rule, regulation or policy of the Company that may be established and made known to Company’s employees from time to time, including without limitation, the Company’s employee handbook. If an executive’s employment is terminated for “cause”, he or she shall have no right to receive any compensation or benefit under his or her employment agreement after such termination other than base salary and paid time-off earned or accrued but unpaid as of the date of termination.

The following discussion describes the amounts that we would pay or provide to our NEOs or, as applicable, their beneficiaries under these employment agreements as a result of (i) termination without cause or resignation for good reason, (ii) termination following a change-in-control, (iii) death or disability, and (iv) voluntary resignation with extended notice.

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Payments Upon Termination Without Cause or Resignation for Good Reason

If we terminate Mr. Green’s, Mr. Hart’s or Mr. Ziebell’s employment without cause or the executive terminates his employment for “good reason”, such executive is entitled to (i) continued base salary and group insurance benefits for a period of twelve (12) months, and (ii) other than with respect to Mr. Green, the payment of any prorated earned target bonus, as determined by the Compensation Committee in its sole discretion. In addition, each executive shall have a period of time equal to the lesser of two years, for Mr. Ziebell, and twelve months, for Mr. Hart, following the date of such termination or until the original expiration date of the applicable option agreement to exercise any vested and outstanding stock options as of the date of such termination. An executive’s receipt of the foregoing severance benefits shall be conditioned upon such executive’s execution of a general release of known and unknown claims in favor of the Company and its affiliates.

Each employment agreement defines “good reason” as (a) the Company relocates executive’s principal place of work to a location more than fifty (50) miles from the original location, without the executive’s prior written approval; (b) the executive’s position and/or duties are modified so that his or her duties are no longer consistent with the executive’s title; or (c) the executive’s annual base salary and related benefits, as adjusted from time to time, are reduced without his or her written authorization.

The following table sets forth the potential payments to our NEOs assuming a termination without cause or resignation for good reason with estimated benefits calculated as if the termination occurred on or about April 30, 2021:

Named Executive Officer	Base Salary ($)(1)	Target Bonus ($)(2)	Group Benefits ($)(3)	Total ($)
Nicholas S. Green	550,000	–	40,910	590,910
Daniel R. Hart	408,446	183,801	40,910	633,157
Mark R. Ziebell	381,165	133,408	40,886	555,459

______________

(1)	Represents payment of base salary for a period of twelve (12) months.

(2)	The payment of a Target Bonus to the NEOs is at the sole discretion of the Board of Directors. A Target Bonus is equal to a percentage of the Named Executive Officer’s annual base salary as follows Mr. Hart – 45%; and Mr. Ziebell – 35%. The above assumes that the Board of Directors authorized the payment of the full Target Bonus to each executive for the fiscal year.

(3)	Represents estimated payments to reimburse executive’s monthly benefits premiums for continued group health, dental, and vision benefits in addition to premiums for disability and term life insurance during the severance period of twelve (12) months. Amounts were calculated based on current premiums paid for executive’s benefits.

Payments Upon a Termination in Connection with a Change-in-Control

In the event of a change-in-control of Avid, if (i) Mr. Green’s, Mr. Hart’s or Mr. Ziebell’s employment is terminated other than for cause within three (3) months prior or twenty-four (24) months following such change-in-control, or (ii) such executive officer terminates his or her employment for “good reason” within twenty-four (24) months, for Mr. Green and Mr. Hart, or twelve (12) months, for Mr. Ziebell, following such change-in-control, the executive shall be paid (a) in the case of Mr. Green, twelve (12) months’ base salary, payable monthly, and in the case of Mr. Hart and Mr. Ziebell, twenty-four (24) months base salary, payable in a lump sum, and (b) other than with respect to Mr. Green, one hundred percent (100%) of such executive’s earned target bonus as determined by the Compensation Committee in its sole discretion. Mr. Hart and Mr. Ziebell will also be paid group insurance benefits for himself and his family for twenty-four (24) months. In addition, each of the executive officers’ outstanding equity awards shall immediately become fully vested and, with respect to stock options, Mr. Green shall have a period of one year following the date of such termination, and Mr. Hart and Mr. Ziebell each shall have a period of time equal to the lesser of two years, for Mr. Hart following the date of such termination, and for Mr. Ziebell, following the date of the Change-in-Control, or until the original expiration date of the applicable option agreement to exercise any vested and outstanding stock options as of the date of such termination. An executive’s receipt of the foregoing severance benefits is conditioned upon such executive’s execution of a general release of known and unknown claims in favor of the Company and its affiliates.

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The following table sets forth the potential payments to Mr. Green, Mr. Hart and Mr. Ziebell assuming a termination without cause or resignation for good reason in connection with a change-in-control, with estimated benefits calculated assuming the change-in-control and termination of employment occurred on or about April 30, 2021:

Named Executive Officer	Base Salary($)(1)	Target Bonus ($)(2)	Acceleration of Equity Awards ($)(3)	Group Benefits ($)(4)	Total ($)
Nicholas S. Green	550,000	–	4,271,625	40,910	4,862,535
Daniel R. Hart	816,893	183,801	3,292,704	81,819	4,375,217
Mark R. Ziebell	762,330	133,408	2,926,509	81,772	3,904,019

______________

(1)	Represents payment of base salary for a period of twelve (12) months for Mr. Green and twenty-four (24) months for Mr. Hart and Mr. Ziebell.

(2)	The payment of a Target Bonus to the NEOs is at the sole discretion of the Compensation Committee. A Target Bonus is equal to a percentage of the Named Executive Officer’s annual base salary as follows Mr. Hart–45%; and Mr. Ziebell–35%. The above assumes that the Compensation Committee determined, in its sole discretion, that each executive earned the full Target Bonus for the fiscal year.

(3)	Amounts shown in this column reflect the value of unvested stock options and market value of unvested restricted stock units that would have accelerated if the NEO’s employment was terminated on April 30, 2021 in connection with a change-in-control. Values were derived using $21.41, the closing price of our common stock on the last trading day of our fiscal year ended April 30, 2021. These amounts, if any, do not correspond to the actual value that may be recognized by each NEO as there can be no assurance that the options will ever be exercised or that the value on exercise will be equal to the amounts shown in this column.

(4)	Represents estimated payments to reimburse executive’s monthly benefits premiums for continued group health, dental, and vision benefits in addition to premiums for disability and term life insurance during the severance period twelve (12) months for Mr. Green and twenty-four (24) months for Mr. Hart and Mr. Ziebell. Amounts were calculated based on current premiums paid for executive’s benefits.

Payments upon Death or Disability

In the event of the death or disability, as defined in the employment agreements, of Messrs. Green, Hart or Mr. Ziebell, the Company will not pay any further compensation or benefits after such event other than the payment by the Company of group insurance benefits previously provided to such executive officers for a period of twelve (12) months. Amounts were calculated based on current premiums paid for executive’s benefits as follows:

Named Executive Officer	Group Benefits ($)
Nicholas S. Green	40,910
Daniel R. Hart	40,910
Mark R. Ziebell	40,886

Payments upon Executive’s Voluntary Resignation with Extended Notice Period

In the event that Mr. Ziebell voluntarily resigns, and in connection therewith provides ninety (90) days’ advance written notice (the “Extended Notice Period”) to the Company, the Company will pay Mr. Ziebell’s base salary then in effect and shall continue to provide other contractual benefits including group insurance benefits during the Extended Notice Period and for a period of six (6) months following the Extended Notice Period, provided Mr. Ziebell makes himself telephonically available to the Board of Directors and the Company’s executive team for up to two hours per week.

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Compensation Committee Interlocks and Insider Participation

During the fiscal year ended April 30, 2021, the following non-employee directors served on the Compensation Committee of the Board of Directors: Dr. Catherine Mackey, Mr. Gregory P. Sargen, Ms. Jeanne A. Thoma, Dr. Joseph Carleone, and Patrick D. Walsh. There are not currently, and during the fiscal year ended April 30, 2021, there were not, any interlocks of executive officers or directors of the Company serving on the compensation committee or equivalent committee of another entity, which has any director or executive officer serving on the Compensation Committee, other committees or the Board of Directors.

Certain Relationships and Related Transactions

Except for the compensation arrangements between us and our executive officers and directors described above under “Compensation Discussion and Analysis,” since May 1, 2020, we have not been a party to any transactions involving more than $120,000 and in which any director, nominee for director, executive officer, holder of more than 5% of our common stock or any immediate family member of the foregoing has a direct or indirect material interest, nor are any such transactions currently proposed.

The Audit Committee’s charter requires that it review and approve any related-party and conflicts of interest transactions. In considering related-party transactions, the Audit Committee would consider the relevant available facts and circumstances, including, but not limited to, (i) the risks, costs and benefits to us, (ii) the impact on a director’s independence in the event the related party is a director, immediate family member of a director or an entity with which a director is affiliated, (iii) the terms of the transaction, (iv) the availability of other sources for comparable services or products, and (v) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. In determining whether to approve, ratify or reject a related-party transaction, the Audit Committee evaluates whether, in light of known circumstances, the transaction is in, or is inconsistent with, our best interests and those of our stockholders.

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Compensation Committee Report

The Report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee of our Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee of the Board of Directors

Catherine J. Mackey, Ph.D (Chair of the Compensation Committee)

Jeanne A. Thoma

Gregory P. Sargen

CEO Pay Ratio Disclosure

As required by SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Nicholas S. Green, our CEO on April 30, 2021. The pay ratio included below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For fiscal year 2021, the median of the annual total compensation for our employees (other than our CEO) was $104,222, and the annual total compensation of our CEO, as reported in the Summary Compensation Table included above was $2,845,283. Based on this information, for fiscal year 2021 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all of our employees was approximately 27 to 1.

We took the following steps to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO:

1.	We determined that, as of April 30, 2021, our entire employee population consisted of 257 individuals. To identify the median employee from our employee population, we used the amount of “gross wages” for the employees as reflected in our payroll records for the fiscal year ended April 30, 2021. For gross wages, we generally used the total amount of compensation the employees were paid before any taxes, deductions, insurance premiums, and other payroll withholding. We did not use any statistical sampling techniques.
2.	For the annual total compensation of our median employee, we identified and calculated the elements of that employee’s compensation for fiscal year 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K promulgated under the Exchange Act, and then added the approximate value of the employee’s medical benefits, resulting in annual total compensation of $104,222.
3.	For the annual total compensation of our CEO, we used the amount reported in the “Total” column of our Summary Compensation Table for fiscal year 2021.

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Proposal No. 4:
Approval Of Amendment To The Avid Bioservices, Inc. 2018 Omnibus Incentive Plan

We are asking our stockholders to approve an amendment (the “Amendment”) to the Avid Bioservices, Inc. 2018 Omnibus Incentive Plan (the “2018 Plan”), to increase the number of shares available for issuance thereunder by 3,400,000. As of August 6, 2021, 2,205,330 shares remained available for future grants under the 2018 Plan, and outstanding were stock options to purchase 1,844,611 shares with a weighted average exercise price of $6.70 and a weighted average remaining term of 4.88 years and full value awards for 891,373 shares. Our Compensation Committee and our Board believes that this share increase is necessary to ensure that the Company has a sufficient reserve of shares available to attract and retain the services of key individuals essential to the Company’s long-term growth and success. No other changes to the 2018 Plan are proposed. A copy of the Amendment is attached to this Proxy Statement as Appendix A, and the discussion in this proposal is qualified in its entirety by the full text of the Amendment.

The Amendment was adopted by the Compensation Committee on July 28, 2021, subject to stockholder approval. Currently, the 2018 Plan provides that the maximum number of shares available for issuance pursuant to awards issued thereunder is 5,382,041 shares of our common stock. If the stockholders do not approve the Amendment, the Amendment will not become effective, the 2018 Plan will continue in effect (without giving effect to the Amendment), and we will be subject to the current share limit set forth in the 2018 Plan.

In determining and recommending the increase to the share reserve under the 2018 Plan, the Compensation Committee considered a number of factors, including the following:

•	the number of shares available for issuance under the 2018 Plan, both currently and after giving effect to the Amendment;

•	the Company’s desire to have what it expects to be sufficient capacity under the 2018 Plan to grant equity awards for the next three to five years (noting that future circumstances, grant practices and other conditions, which we cannot predict at this time, may result in a different outcome); and

•	the Company’s burn rate, dilution and overhang (described below).

Burn Rate

The following table sets forth the Company’s burn rate and the average burn rate over the last three fiscal years (all share amounts are in thousands):

Fiscal Year	Options Granted (A)	Unadjusted Full-Value Shares Granted	ISS Adjusted Full-Value Shares Granted(1) (B)	Total Granted (A+B)	Weighted Average Common Shares Outstanding	Burn Rate
2019	914	356	534	1,448	58,222	2.49%
2020	887	194	291	1,178	56,326	2.09%
2021	974	217	326	1,300	55,981	2.32%
Three-Year Average						2.30%

______________

(1)	Full-value shares granted adjusted on a 1:1.5 conversation ratio.

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Dilution and Overhang

As noted above, as of August 6, 2021, approximately 2,205,330 shares remained available for issuance under the 2018 Plan, which is our only equity plan with shares available for issuance. This represents approximately 3.6% of our fully diluted common shares outstanding (our “overhang percentage”). If our stockholders approve the Amendment, the 3,400,000 additional shares proposed to be reserved for issuance under the 2018 Plan would increase our overhang percentage to approximately 9.1%.

The following table provides details on shares available and outstanding as of August 6, 2021, under all equity plans:

	Potential Dilution	Potential Dilution After Giving Effect to the Amendment
Available for Issuance (all under 2018 Plan)	2,205,330	2,205,330
Outstanding Stock Options	1,844,611	1,844,611
All Full Value Awards Outstanding	891,373	891,373
Additional Shares Requested	–	3,400,000
Total	4,941,314	8,341,314
Equity Dilution: Percent of Basic Common Shares Outstanding	8.05%	13.60%

Based on its review of the considerations noted above, the Compensation Committee determined that the proposed share increase to the 2018 Omnibus Incentive Plan is in line with our peers as well as necessary to retain equity compensation as an important recruiting and retention tool. The Compensation Committee determined in light of these factors, among others, that it was appropriate to approve the Amendment and recommend that it be submitted to stockholders for approval.

Key Features of the 2018 Plan

The 2018 Plan has been designed to include a number of provisions that are intended to promote best practices by reinforcing the alignment between incentive compensation arrangements for eligible plan participants and our stockholders’ interests. These provisions include, but are not limited to, the following:

•	Clawback. Plan awards are subject to clawback under the compensation clawback policy adopted by the Compensation Committee in fiscal year 2018 and all applicable laws requiring the clawback of compensation.

•	No Discounted Stock Options or Stock Appreciation Rights (“SARs”). Stock options and SARs generally may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•	No Repricing without Stockholder Approval. The plan specifically prohibits the repricing of options or SARs without stockholder approval.

•	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.

•	No Evergreen Provision. The plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance will be automatically replenished.

•	No Automatic Grants. The plan does not provide for automatic grants to any participant.

•	Double-Trigger Acceleration. The Company does not accelerate vesting of awards held by employee participants that are assumed or replaced by the resulting entity after a change in control unless the participant’s employment is also involuntarily terminated within 24 months after the change in control.

•	No Tax Gross-Ups. The plan does not provide for any tax gross-ups.

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•	Dividends. The plan does not provide for dividends or dividend equivalents on stock options, SARs or unearned performance shares.

•	Multiple Award Types. The plan permits the issuance of stock options, SARs, restricted stock units (or RSUs), restricted stock awards and other types of equity grants, subject to the share limits of the plan, as well as cash awards. This breadth of award types will enable the Compensation Committee to tailor awards in light of the accounting, tax, and other standards applicable at the time of grant. Historically, these standards have changed over time.

•	Director Limits. The plan contains annual limits on the amount of awards that may be granted to non-employee directors.

Summary of the Amended 2018 Plan

Following is a summary of the material terms of the 2018 Plan, as amended by the Amendment. This summary is qualified in its entirety by reference to the full text of the Amendment, which is attached to this Proxy Statement as Appendix A, and the full text of the 2018 Omnibus Incentive Plan, which is incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement filed on August 17, 2018.

Effectiveness

The Amendment will become effective upon approval by the stockholders. If the stockholders do not approve the Amendment, the 2018 Plan will continue in effect without giving effect to the Amendment.

Eligibility

Awards may be granted under the 2018 Plan to officers, employees, and consultants of the company and its subsidiaries and to non-employee directors of the company. Incentive stock options under Code Section 422 (or “ISOs”) may be granted only to employees of the company or its subsidiaries. As of August 6, 2021, 263 individuals were eligible to receive awards under the 2018 Plan, including three executive officers and six non-employee directors.

Administration

The 2018 Plan may be administered by the Compensation Committee. The Compensation Committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards.

Number of Authorized Shares

The number of shares of common stock originally authorized for issuance under the 2018 Plan was equal to the sum of (A) 2,350,000 and (B) the number of shares of common stock available for the grant of awards under the Company’s 2009, 2010 and 2011 Stock Incentive Plans (“Prior Plans”) as of October 4, 2018 (the “Effective Date”). If stockholders approve the Amendment, the number of shares authorized for issuance under the 2018 Plan, as amended by the Amendment, will be increased by 3,400,000 shares to a total of 8,782,041 shares of our common stock. In addition, as of the Effective Date, any awards then outstanding under the Prior Plans will remain subject to and be paid under the Prior Plans and any shares then subject to outstanding awards under the Prior Plans that subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares will automatically become available for issuance under the 2018 Plan. Up to 2,350,000 shares may be granted under the 2018 Plan as ISOs. The shares of common stock issuable under the 2018 Plan will consist of authorized and unissued shares, treasury shares, or shares purchased on the open market or otherwise.

If any award is canceled, terminates, expires, or lapses for any reason prior to the issuance of shares or if shares are issued under the 2018 Plan and thereafter are forfeited to the company, the shares subject to such awards and the forfeited shares will again be available for grant under the 2018 Plan. In addition, the following items will not count against the aggregate number of shares of common stock available for grant under the 2018 Plan: (a) the payment in cash of dividends or dividend equivalents under any outstanding award, (b) any award that is settled in cash rather than by issuance of shares of common stock, or (c) awards granted in assumption of or in substitution for awards previously granted by an acquired company.

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Shares tendered or withheld to pay the option exercise price or tax withholding will continue to count against the aggregate number of shares of common stock available for grant under the 2018 Plan. In addition, the total number of shares covering stock-settled SARs or net-settled options will be counted against the pool of available shares, not just the net shares issued upon exercise.

Awards to Non-employee Directors

No share-based awards may be granted under the 2018 Plan during any one year to a non-employee director that exceed, together with any cash compensation received for such service, $750,000, based on the grant date fair value for accounting purposes in the case of stock options or SARs and based on the fair market value of the common stock underlying the award on the grant date for other equity-based awards. The 2018 Plan permits disinterested members of the Board to make individual exceptions to this limit in extraordinary circumstances.

Adjustments

If certain changes in our common stock occur by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in stock, or other increase or decrease in the common stock without receipt of consideration by the company, or if there occurs any spin-off, split-up, extraordinary cash dividend, or other distribution of assets by the company, the number and kind of securities for which awards may be made under the 2018 Plan will be equitably adjusted by the company. In addition, if there occurs any spin-off, split-up, extraordinary cash dividend, or other distribution of assets by the company, the number and kind of securities subject to any outstanding awards and the exercise price of any outstanding stock options or SARs will be equitably adjusted by the company.

Types of Awards

The 2018 Plan permits the granting of any or all of the following types of awards:

•	Stock Options. Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. The Compensation Committee may grant either ISOs, which must comply with Code Section 422, or nonqualified stock options. The Compensation Committee sets exercise prices and terms, except that stock options must be granted with an exercise price not less than 100% of the fair market value of the common stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). Unless the Compensation Committee determines otherwise, fair market value means, as of a given date, the closing price of the common stock. (The fair market value of a share of our common stock as of August 6, 2021 was $26.01.) At the time of grant, the Compensation Committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting periods, term (which cannot exceed 10 years), and other conditions on exercise.

•	Stock Appreciation Rights. The Compensation Committee may grant SARs, as a right in tandem with the number of shares underlying stock options granted under the 2018 Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option and the grant price for a freestanding SAR is determined by the Compensation Committee in accordance with the procedures described above for stock options. Exercise of a SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a freestanding SAR cannot exceed 10 years, and the term of a tandem SAR cannot exceed the term of the related stock option.

•	Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards. The Compensation Committee may grant awards of restricted stock, which are shares of common stock subject to specified restrictions, and RSUs, which represent the right to receive shares of the common stock in the future. These awards may be made subject to repurchase, forfeiture, or vesting restrictions at the Compensation Committee’s discretion. The restrictions may be based on continuous service with the company or the attainment of specified performance goals, as determined by the Compensation Committee. RSUs may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee. The Compensation Committee may also grant other types of equity or equity-based awards subject to the terms of the 2018 Plan and any other terms and conditions determined by the Compensation Committee.

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•	Performance Awards. The Compensation Committee may grant performance awards, which entitle participants to receive a payment from the company, the amount of which is based on the attainment of performance goals established by the Compensation Committee over a specified award period. Performance awards may be denominated in shares of common stock or in cash, and may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee. Cash-based performance awards include annual incentive awards.

No Repricing

Without stockholder approval, the Compensation Committee is not authorized to (a) lower the exercise or grant price of a stock option or SAR after it is granted, except in connection with certain adjustments to our corporate or capital structure permitted by the 2018 Plan, such as stock splits, (b) take any other action that is treated as a repricing under generally accepted accounting principles, or (c) cancel a stock option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another stock option or SAR, restricted stock, RSUs, or another equity award, unless the cancellation and exchange occur in connection with a change in capitalization or other similar change.

Clawback

All awards granted under the 2018 Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with the terms of the compensation clawback policy adopted by the Compensation Committee in fiscal year 2018 or any applicable law related to such actions, as may be in effect from time to time.

Performance Goals and Criteria

The 2018 Plan provides that grants of awards may be made based upon one or more performance objectives as selected by the Compensation Committee measured over a performance period determined by the Compensation Committee. Performance objectives may be described in terms of company-wide objectives or objectives that are related to the performance of the individual participant or the subsidiary, division, department or function within the company or subsidiary in which the participant is employed, or based on year-over-year growth. Performance objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index.

The Compensation Committee may determine at the time that the performance goals are established the extent to which measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations, extraordinary items, debt redemption or retirement, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses, and other unusual non-recurring items, and the cumulative effects of tax or accounting changes.

Transferability

Awards are not transferable other than by will or the laws of descent and distribution, except that in certain instances transfers may be made to or for the benefit of designated family members of the participant for no value.

Change in Control

Subject to the terms of the applicable award agreements, vesting of awards will depend on whether the awards are assumed, converted, or replaced by the resulting entity in connection with a change in control of the company (as defined in the 2018 Plan).

•	For awards that are not assumed, converted, or replaced, the awards will vest upon the change in control. For performance awards, the amount vesting will be based on the greater of (1) achievement of all performance goals at the “target” level or (2) the actual level of achievement of performance goals as of the company’s fiscal quarter end preceding the change in control.

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•	For awards that are assumed, converted, or replaced by the resulting entity, no automatic vesting will occur upon the change in control. Instead, the awards, as adjusted in connection with the transaction, will continue to vest in accordance with their terms. In addition, the awards will vest if the award recipient has a separation from service within two years after the change in control by the company other than for “cause” (as defined in the applicable award agreement) and which may include a termination by the award recipient for “good reason” if provided in the applicable award agreement. For performance awards, the amount vesting will be based on the greater of (1) achievement of all performance goals at the “target” level or (2) the actual level of achievement of performance goals as of the company’s fiscal quarter end preceding the change in control.

Term, Termination and Amendment of the 2018 Plan

Unless terminated earlier by the Board, the 2018 Plan will terminate, and no further awards may be granted, 10 years after the date on which it is approved by stockholders. The Board may amend, suspend, or terminate the 2018 Plan at any time, except that, if required by applicable law, regulation, or stock exchange rule, stockholder approval will be required for any amendment. The amendment, suspension, or termination of the 2018 Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.

Plan Benefits

Certain tables in this Proxy Statement under the heading “Compensation Discussion and Analysis,” including the Summary Compensation Table for Fiscal Year 2021, Grants of Plan Based Awards for Fiscal Year 2021 table and Outstanding Equity Awards at Fiscal Year End for 2021 table set forth information with respect to prior awards granted to our individual named executive officers under the 2018 Plan. The grant of any award is within the discretion of the Committee. Therefore, it is not possible to determine the benefits that will be received in the future by participants under the 2018, as amended by the Amendment. The number of awards that an employee, non-employee director, or consultant may receive under the 2018 Plan is in the discretion of the Compensation Committee and therefore cannot be determined in advance.

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the 2018 Plan generally applicable to the company and to participants in the 2018 Plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an ISO. If a participant exercises an ISO during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an ISO after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an ISO before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

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With respect to both nonqualified stock options and ISOs, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Restricted Stock Awards, Restricted Stock Units, and Performance Awards. A participant generally will not have taxable income upon the grant of restricted stock, RSUs, or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.

Other Stock or Cash-Based Awards. The U.S. federal income tax consequences of other stock or cash-based awards will depend upon the specific terms of each award.

Tax Consequences to the Company. In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code, including Code Section 162(m). Under Code Section 162(m), as amended by the Tax Cuts and Jobs Act of 2017, we generally cannot deduct compensation paid to certain covered employees in a calendar year that exceeds $1 million.

Section 409A. We intend that awards granted under the 2018 Plan will comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the 2018 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the 2018 Plan until all tax withholding obligations are satisfied.

Vote Required

Approval of the Amendment requires a number of “FOR” votes that is a majority of the votes cast by the holders of our shares of common stock represented at the annual meeting and entitled to vote on the proposal, with abstentions counting as votes against the proposal.

Recommendation of the Board of Directors

The Board unanimously recommends a vote FOR the approval of the AMENDMENT TO THE 2018 Plan.

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Other Matters

Other Matters

Neither the Board of Directors nor the management knows of any other business to be presented at the 2021 Annual Meeting, but if other matters do properly come before the 2021 Annual Meeting, it is intended that the persons named on the proxy card will vote on those matters in accordance with their best judgment.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K, as filed with the SEC (exclusive of Exhibits), will be furnished by first class mail, within one business day of receipt of request, without charge to any person from whom the accompanying proxy is solicited upon written request to Avid Bioservices, Inc., Attention: Corporate Secretary, 2642 Michelle Drive, Suite 200, Tustin, California 92780. If Exhibit copies are requested, a copying charge of $0.20 per page will be made. In addition, all of the Company’s public filings, including the Annual Report on Form 10-K, can be found on our website at www.avidbio.com.

By Order of the Board of Directors

/s/ Mark R. Ziebell

Mark R. Ziebell

Vice President, General Counsel and

Corporate Secretary

August 27, 2021

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Appendix A

FIRST AMENDMENT TO THE
AVID BIOSERVICES, INC.
2018 OMNIBUS INCENTIVE PLAN

Avid Bioservices, Inc., a Delaware corporation (the “Company”), previously established the Avid Bioservices, Inc. 2018 Omnibus Incentive Plan (the “Plan”). The Plan was adopted by the Board of Directors on August 6, 2018 and approved by the Company’s stockholders at the 2018 Annual Meeting. By adoption of this instrument, the Company desires to amend the Plan to increase the total number of shares of stock available for grant under the Plan by 3,400,000.

1.         This First Amendment shall be effective as of the date on which it is approved by the Company’s stockholders at the Company’s 2021 Annual Meeting.

2.         Section 4 (Stock Subject to the Plan) of the Plan is hereby amended and restated in its entirety to read as follows:

4.1       Authorized Number of Shares. Subject to adjustment under Section 15, the total number of shares of Common Stock authorized to be awarded under the Plan shall not exceed the sum of (A) 5,750,000 and (B) the number of shares of Common Stock available for the grant of awards as of the Effective Date under the Predecessor Plans. In addition, shares of Common Stock underlying any outstanding award granted under a Predecessor Plan that, following the Effective Date, expires, or is terminated, surrendered or forfeited for any reason without issuance of such shares shall be available for the grant of new Awards under this Plan. As provided in Section 1, no new awards shall be granted under the Predecessor Plans following the Effective Date. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares, treasury shares, or shares purchased on the open market or otherwise, all as determined by the Company from time to time.

3.         This First Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this First Amendment.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of this _____ day of __________________, 2021.

AVID BIOSERVICES, INC.

By:_______________________________

Its:_______________________________

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